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                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement              [ ]    CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY
                                                     (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Under Rule 14a-12.

                       PIONEER-STANDARD ELECTRONICS, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

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

                            [Pioneer Standard Logo]

                       PIONEER-STANDARD ELECTRONICS, INC.
             6065 PARKLAND BOULEVARD / MAYFIELD HEIGHTS, OHIO 44124

                               ------------------

                                 June 28, 2000

Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders of Pioneer-Standard Electronics, Inc., which will be held at 11:00 a.m., local time, on Tuesday, July 25, 2000, at Pioneer-Standard Electronics, Inc., Computer Systems Division, 6675 Parkland Boulevard, Solon, Ohio 44139. Your Board of Directors and management look forward to greeting personally those shareholders able to attend.

     At the meeting, in addition to electing three Class C Directors, your Board is asking shareholders to approve the Pioneer-Standard Electronics, Inc. 2000 Stock Option Plan for Outside Directors, the Pioneer-Standard Electronics, Inc. 2000 Stock Incentive Plan and the Pioneer-Standard Electronics, Inc. 2000 Annual Incentive Plan. Detailed information about these proposals is more fully set forth in the accompanying Proxy Statement for your information.

     It is important that your shares are represented and voted at the meeting whether or not you plan to attend. Accordingly, please sign, date and mail the enclosed Proxy in the envelope provided, at your earliest convenience.

     Thank you for your cooperation and continued support.

                                            /s/ James L. Bayman
                                            James L. Bayman
                                            Chairman of the Board and
                                            Chief Executive Officer

                            [Pioneer Standard Logo]

                       PIONEER-STANDARD ELECTRONICS, INC.
             6065 PARKLAND BOULEVARD / MAYFIELD HEIGHTS, OHIO 44124

                               ------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

     The Annual Meeting of the Shareholders (the "Annual Meeting") of Pioneer-Standard Electronics, Inc. (the "Company") will be held at Pioneer-Standard Electronics, Inc., Computer Systems Division, 6675 Parkland Boulevard, Solon, Ohio 44139, on Tuesday, July 25, 2000, at 11:00 a.m., local time, for the following purposes:

          1. To elect three Class C members of the Board of Directors of the Company to hold office for a term of three years expiring in 2003;

          2. To approve the Pioneer-Standard Electronics, Inc. 2000 Stock Option Plan for Outside Directors;

          3. To approve the Pioneer-Standard Electronics, Inc. 2000 Stock Incentive Plan;

          4. To approve the Pioneer-Standard Electronics, Inc. 2000 Annual Incentive Plan; and

          5. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

     Only shareholders of record at the close of business on June 5, 2000 are entitled to notice of the Annual Meeting and to vote thereat.

                                          By Order of the Board of Directors.

                                          Lawrence N. Schultz
                                          Secretary

June 28, 2000

                            [Pioneer Standard Logo]

                       PIONEER-STANDARD ELECTRONICS, INC.
             6065 PARKLAND BOULEVARD / MAYFIELD HEIGHTS, OHIO 44124

                               ------------------

                MAILED TO SHAREHOLDERS ON OR ABOUT JUNE 28, 2000

                                PROXY STATEMENT

           ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JULY 25, 2000

     The Proxy enclosed with this Proxy Statement is solicited by the Board of Directors of Pioneer-Standard Electronics, Inc. (the "Company") and is to be used at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on July 25, 2000, and any adjournments thereof. The time, place and purposes of the Annual Meeting are stated in the Notice of Annual Meeting of Shareholders which accompanies this Proxy Statement. Without affecting any vote previously taken, a shareholder may revoke his, her or its Proxy by giving notice to the Company in writing at any time before its exercise or in open meeting. Unless so revoked, shares represented by a valid Proxy (in the form enclosed and properly signed) received in time for voting will be voted in accordance with the directions contained therein.

     The holders of Common Shares of the Company (the only class of shares outstanding) will be entitled to vote at the Annual Meeting. At the close of business on June 5, 2000, the date fixed for the determination of persons entitled to vote, there were 31,541,780 Common Shares outstanding and entitled to vote at the Annual Meeting, each share being entitled to one vote. Under Ohio law and the Company's Amended Code of Regulations, if a quorum is present at the Annual Meeting, the three nominees for election as Directors who receive the greatest number of votes cast for the election of Directors at the Annual Meeting by the Common Shares present in person or represented by proxy and entitled to vote will be elected Directors ("Proposal 1"). The affirmative vote of the holders of a majority of the Common Shares present in person or represented by proxy and entitled to vote is required to authorize, approve and adopt the Pioneer-Standard Electronics, Inc. 2000 Stock Option Plan for Outside Directors ("Proposal 2"), to authorize, approve and adopt the Pioneer-Standard Electronics, Inc. 2000 Stock Incentive Plan ("Proposal 3") and to authorize, approve and adopt the Pioneer-Standard Electronics, Inc. 2000 Annual Incentive Plan ("Proposal 4"). Votes that are withheld with respect to the election of Directors will not be counted in determining the outcome of the election. An abstention from voting any share with respect to Proposal 2, Proposal 3 or Proposal 4 will have the practical effect of a vote against such proposal. A broker non-vote with respect to any share will not affect the approval of Proposal 2, Proposal 3 or Proposal 4, since the share is not considered present for voting purposes.

     If notice in writing is given by any shareholder to the Chief Executive Officer, President, a Vice President or the Secretary of the Company not less than 48 hours before the time fixed for holding the Annual Meeting that he, she or it desires the voting for the election of Directors to be cumulative, an announcement of the giving of such notice shall be made upon the convening of the meeting by the Chairman or Secretary or may be made by or on behalf of the shareholder giving such notice. Cumulative voting permits each shareholder to cumulate his or her voting power at such election by giving one nominee as many votes as equals the product of the number of Directors to be elected multiplied by the number of his votes, or by distributing his or her votes on the same principle among two or more nominees, as the shareholder sees fit.

                             ELECTION OF DIRECTORS

     At this Annual Meeting, three Class C Directors are to be elected for a three-year term ending at the Annual Meeting in 2003. The Board of Directors' nominees for election are Charles F. Christ, Arthur Rhein and Thomas C. Sullivan. Messrs. Christ, Rhein and Sullivan currently serve as Directors of the Company.

     The proxyholders named in the accompanying Proxy or their substitutes will vote such Proxy at the Annual Meeting or any adjournments thereof for the election as Directors of the three nominees named above unless the shareholder instructs by marking the appropriate space on the Proxy that authority to vote is withheld. If cumulative voting is in effect, the proxyholders shall have full discretion and authority to vote for any one or more of such nominees. In the event of cumulative voting, the proxyholders can vote the shares represented by each Proxy so as to maximize the number of Board of Directors' nominees elected to the Board. Each of the nominees has indicated his willingness to serve as a Director, if elected. If any nominee should become unavailable for election (which contingency is not now contemplated or foreseen), it is intended that the shares represented by the Proxy will be voted for such substitute nominee as may be named by the Board of Directors. In no event will the accompanying Proxy be voted for more than three nominees or for persons other than those named above and any such substitute nominee for any of them.

     The following table sets forth, with respect to each of the nominees for election and the other Directors whose terms will continue after the Annual
Meeting: his principal occupation for the past five years and his directorships in other publicly-held corporations; the year during which his service as a Director commenced; his age; and the expiration date of his term or the term for which he is a nominee.

                             NOMINEES FOR ELECTION

                                           PRINCIPAL OCCUPATION OR EMPLOYMENT         DIRECTOR            PROPOSED
                                              FOR PAST FIVE YEARS AND OTHER         CONTINUOUSLY            TERM
                NAME                   DIRECTORSHIPS OF PUBLICLY-HELD CORPORATIONS     SINCE       AGE   EXPIRATION
                ----                   -------------------------------------------  ------------   ---   ----------
                                                 CLASS C DIRECTORS
Charles F. Christ (3)................  Retired Vice President and General Manager       1997       61       2003
                                       of Components Division, Digital Equipment
                                       Corporation (Computer and Office Equipment)
                                       from July 1994 to July 1997; prior thereto,
                                       Vice President, Storage Business Unit,
                                       Digital Equipment Corporation; Director,
                                       Maxtor Corporation
Arthur Rhein.........................  President and Chief Operating Officer of         1990       54       2003
                                       the Company since April 1997; prior
                                       thereto, Senior Vice President of the
                                       Company from April 1993 until April 1997
                                       and Vice President -- Marketing from 1986
                                       to April 1993

                                           PRINCIPAL OCCUPATION OR EMPLOYMENT         DIRECTOR            PROPOSED
                                              FOR PAST FIVE YEARS AND OTHER         CONTINUOUSLY            TERM
                NAME                   DIRECTORSHIPS OF PUBLICLY-HELD CORPORATIONS     SINCE       AGE   EXPIRATION
                ----                   -------------------------------------------  ------------   ---   ----------
Thomas C. Sullivan(1)(3).............  Chairman of the Board and Chief Executive        1984       62       2003
                                       Officer, RPM, Inc. (Specialty Coatings and
                                       Membranes); Director, National City Bank (a
                                       subsidiary of National City Corporation),
                                       Huffy Corporation, and Kaydon Corporation

                                          DIRECTORS CONTINUING IN OFFICE

                                                 CLASS A DIRECTORS
Victor Gelb(1)(2)(3).................  President, Victor Gelb, Inc. (Industrial         1971       73       2001
                                       Fibers); Director, Specialty Chemical
                                       Resources
Keith M. Kolerus.....................  Retired Vice President, American Division,       1998       54       2001
                                       National Semiconductor (Computer
                                       Components), from 1996 to February 1998;
                                       Vice President, Strategy -- International
                                       Business, National Semiconductor, from 1995
                                       to 1996; President, National Semiconductor
                                       Japan Ltd., from 1992 to 1995; Chairman of
                                       the Board of Directors, National
                                       Semiconductor Japan Ltd., from 1995 to
                                       1998; Director, Intelic Software Solutions
                                       Inc., Embedded Solutions Ltd., Inc.
Edwin Z. Singer(1)(2)(3).............  Chairman of the Board, Sandusco, Inc.            1974       69       2001
                                       (Wholesale Merchandising, Real Estate)

                                                 CLASS B DIRECTORS
James L. Bayman(1)...................  Chief Executive Officer and Chairman of the      1984       63       2002
                                       Board of the Company since April 1995;
                                       President of the Company from June 1984 to
                                       April 1997; Chief Operating Officer of the
                                       Company from June, 1984 to April 1995

                                           PRINCIPAL OCCUPATION OR EMPLOYMENT         DIRECTOR            PROPOSED
                                              FOR PAST FIVE YEARS AND OTHER         CONTINUOUSLY            TERM
                NAME                   DIRECTORSHIPS OF PUBLICLY-HELD CORPORATIONS     SINCE       AGE   EXPIRATION
                ----                   -------------------------------------------  ------------   ---   ----------
Thomas A. Commes.....................  Retired President and Chief Operating            1999       58       2002
                                       Officer of The Sherwin-Williams Company
                                       (Paints and Painting Supplies Manufacture
                                       and Distribution) from June 1986 to March
                                       1999 and a Director of The Sherwin-Williams
                                       Company from April 1980 to March 1999;
                                       Director, Applied Industrial Technologies,
                                       Inc., Generac Portable Products, Inc., and
                                       KeyCorp
Karl E. Ware(2)......................  Chairman and Chief Executive Officer, Ware       1988       73       2002
                                       Industries, Inc. (Metal Wire Forms and
                                       Steel Components)

---------------

(1) Member of the Executive Committee.
(2) Member of the Audit Committee.
(3) Member of the Compensation Committee.

INFORMATION REGARDING MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS AND COMPENSATION OF DIRECTORS

     The Board of Directors has an Executive Committee, an Audit Committee and a Compensation Committee. The Executive Committee, which held no meetings during the last fiscal year, exercises the power and authority of the Board of Directors in the interim period between Board meetings. The Audit Committee, which held four meetings during the last fiscal year, reviews with the Company's independent auditors the proposed scope of the Company's annual audits and audit results, reviews the adequacy of internal financial controls, reviews internal audit functions, provides recommendations as to the engagement of independent auditors, and reviews any problems identified by either the internal or external audit functions. The Compensation Committee, which held three meetings during the last fiscal year, reviews and makes recommendations concerning executive officers' compensation and employment agreements and the Company's stock option plans. The Compensation Committee also reviews and makes recommendations concerning outside Director compensation. The Board of Directors serves as the Company's nominating committee.

     The Board of Directors held four meetings during the last fiscal year. During the fiscal year, no Director attended less than 75% of the aggregate of
(i) the total number of meetings of the Board of Directors held during the period he served as a Director and (ii) the total number of meetings held by Committees of the Board on which he served, during the periods that he served, except that Mr. Christ was unable to attend one of the two meetings of the Compensation Committee held during the time Mr. Christ was a member of the Compensation Committee.

     Directors who are not also employees of the Company receive an annual fee of $20,000 and $1,000 for each Board or Committee meeting attended. In addition, such Directors receive $1,000 for each Board or Committee telephone conference in which he participates. In the event that more than one Board or Committee meeting is held on the same day, the Directors involved receive $500 for the second meeting attended. As Chairman of the Audit Committee, Mr. Singer received an annual fee of $4,000 in addition to any fees he received as a Committee member, and, as Chairman of the Compensation Committee, Mr. Gelb received an annual fee of $4,000 in addition to any fees he received as a Committee member.

     Upon their election or appointment to the Board of Directors, outside Directors also receive, under the Company's 1999 Stock Option Plan for Outside Directors, an option to purchase 7,500 Common Shares. Such option has an exercise price equal to the fair market value of a Common Share on the date of grant, becomes exercisable in full on the date of grant, and expires ten years from the date of grant, unless the Director's services are earlier terminated.

     The Company also provides a Deferred Compensation Plan for its outside Directors. The Plan provides that a Director may elect, no later than 15 days prior to the start of a fiscal year, to defer all or a part of such Director's compensation for the following year, which deferral will continue until the election is revoked. Deferred compensation is credited to a Director's account, at the Director's option, as a cash allotment or stock allotment. Amounts deferred as a cash allotment bear interest at the National City Bank prime interest rate. Amounts deferred as a stock allotment are credited to the Director's account as the stock equivalent of the number of Common Shares that could be purchased with the dollar amount of the allotment at the last sales price of the Common Shares on the last trading day of the applicable quarter. Distributions of the final account balance in a Director's account are payable in cash in five equal annual installments, or such other distribution schedule requested by the Director which is acceptable to the Company, commencing six months after the date on which the person ceases to be a Director or the date on which the Director elects to terminate participation in the Plan. The Plan also provides for various payment terms to beneficiaries in the event of the Director's death.

                                SHARE OWNERSHIP

     The following table sets forth the number of Common Shares beneficially owned by each Director nominee and Director; the Chief Executive Officer and each of the Executive Officers of the Company named in the Summary Compensation Table below; all Directors and Executive Officers as a group; persons known to the Company to own beneficially in excess of five percent of the Common Shares; and the percent of the class so owned as of June 5, 2000, unless otherwise indicated.

                                                                NUMBER OF
                                                              COMMON SHARES
                                                              BENEFICIALLY     PERCENT
                            NAME                                OWNED(1)       OF CLASS
                            ----                              -------------    --------
DIRECTOR NOMINEES AND DIRECTORS (EXCLUDING EXECUTIVE
  OFFICERS)(2)
Charles F. Christ...........................................      13,500(3)         *
Thomas A. Commes............................................      27,500(4)        .1
Victor Gelb.................................................      45,252(5)        .1
Keith M. Kolerus............................................      15,500(6)         *
Edwin Z. Singer.............................................     103,079(5)(7)     .3
Thomas C. Sullivan..........................................      21,375(5)         *
Karl E. Ware................................................      17,750(5)         *
EXECUTIVE OFFICERS(2)
James L. Bayman.............................................   1,438,396(8)       4.5
Gregory T. Geswein..........................................            --         --
John V. Goodger.............................................     264,306(9)        .8
Thomas G. Pitera............................................     75,184(10)        .2
Arthur Rhein................................................    441,775(11)       1.4
All Directors and Executive Officers as a group (12
  persons)..................................................  2,466,117(12)       7.5
OTHER PERSONS
Fiduciary Management, Inc.
  225 East Mason Street
  Milwaukee, Wisconsin 53202................................  2,021,155(13)      6.41
Putnam Investments, Inc.
  One Post Office Square
  Boston, Massachusetts 02109...............................  2,084,616(14)      6.61
Wachovia Corporation
  Wachovia Bank, National Association
  100 North Main Street
  Winston-Salem, North Carolina 27104.......................  4,056,202(15)     12.86
Dimensional Fund Advisors Inc.
  1299 Ocean Avenue, 11th Floor
  Santa Monica, California 90401............................  1,610,625(16)      5.11

---------------

   * Shares owned are less than one-tenth of one percent of class.

 (1) Except where otherwise indicated, beneficial ownership of the Common Shares held by the persons listed in the table above comprises both sole voting and dispositive power, or voting and dispositive power that is shared with the spouses of such persons.

 (2) The address of each Director nominee, Director and Executive Officer is 6065 Parkland Boulevard, Mayfield Heights, Ohio 44124.

 (3) Includes 13,500 Common Shares which the Director has the right to acquire within 60 days of June 5, 2000 through the exercise of stock options granted to the Director under the 1995 and 1999 Stock Option Plans for Outside Directors.

 (4) Includes 7,500 Common Shares which the Director has the right to acquire within 60 days of June 5, 2000 through the exercise of stock options granted to the Director under the 1999 Stock Option Plan for Outside Directors.

 (5) Includes 15,000 Common Shares which the Director has the right to acquire within 60 days of June 5, 2000 through the exercise of stock options granted to the Director under the 1995 and 1999 Stock Option Plans for Outside Directors.

 (6) Includes 10,500 Common Shares which the Director has the right to acquire within 60 days of June 5, 2000 through the exercise of stock options granted to the Director under the 1995 and 1999 Stock Option Plans for Outside Directors.

 (7) Includes 70,000 Common Shares beneficially owned by a corporation controlled by Mr. Singer.

 (8) Includes (i) 167,434 Common Shares which Mr. Bayman has the right to acquire within 60 days of June 5, 2000, through the exercise of stock options granted to him under the 1991 Stock Option Plan and (ii) 611,567 restricted Common Shares which Mr. Bayman was granted under the Pioneer-Standard Electronics, Inc. 1999 Restricted Stock Plan, as to which Mr. Bayman has sole voting power but no dispositive power until such shares have become vested.

 (9) Includes (i) 145,688 Common Shares which Mr. Goodger has the right to acquire within 60 days of June 5, 2000, through the exercise of stock options granted to him under the 1982 Incentive Stock Option Plan and 1991 Stock Option Plan and (ii) 112,231 restricted Common Shares which Mr. Goodger was granted under the Pioneer-Standard Electronics, Inc. 1999 Restricted Stock Plan, as to which Mr. Goodger has sole voting power but no dispositive power until such shares have become vested.

(10) Includes 71,809 Common Shares which Mr. Pitera has the right to acquire within 60 days of June 5, 2000 through the exercise of stock options granted to him under the 1982 Incentive Stock Option Plan and the 1991 Stock Option Plan.

(11) Includes 189,050 Common Shares which Mr. Rhein has the right to acquire within 60 days of June 5, 2000, through the exercise of stock options granted to him under the 1982 Incentive Stock Option Plan and the 1991 Stock Option Plan.

(12) The number of Common Shares shown as beneficially owned by the Company's Directors and Executive Officers as a group includes 665,481 Common Shares which such persons have the right to acquire within 60 days of June 5, 2000 through the exercise of stock options granted to them under the 1982 Incentive Stock Option Plan, the 1991 Stock Option Plan, the 1995 Stock Option Plan for Outside Directors and the 1999 Stock Option Plan for Outside Directors.

(13) As reported on a Schedule 13G report dated February 9, 2000. The reporting person has shared dispositive power with respect to 273,100 Common Shares.

(14) As reported on a Schedule 13G report dated February 7, 2000. The reporting person has shared voting power with respect to 227,754 Common Shares and shared dispositive power with respect to 2,084,616 Common Shares. Of the Common Shares shown in the table, Putnam Investment Management, Inc. and The Putnam Advisory Company, Inc., which are wholly owned subsidiaries of Putnam Investments, Inc. and are located at the same address as Putnam Investments, Inc., beneficially own 530,308 Common Shares and 1,554,308 Common Shares, respectively.

(15) The reporting person has shared voting power with respect to the 4,056,202 Common Shares. These Common Shares are held in The Pioneer Stock Benefit Trust, of which the reporting person is trustee, pursuant to the Share Subscription Agreement and Trust effective as of July 2, 1996, between the Company and Wachovia Bank of North Carolina, N.A.

(16) As reported on a Schedule 13G report dated February 2, 2000.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth information concerning the annual and long-term compensation for services in all capacities to the Company for the years ended March 31, 2000, 1999 and 1998, of all those persons who were during the 2000 fiscal year (i) the Chief Executive Officer and (ii) the other four most highly compensated Executive Officers of the Company for the fiscal year (collectively, the "Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                 LONG TERM
                                                                               COMPENSATION
                                       ANNUAL COMPENSATION                        AWARDS
                          ---------------------------------------------   -----------------------
                                                            OTHER         RESTRICTED   SECURITIES
        NAME AND                                            ANNUAL          STOCK      UNDERLYING      ALL OTHER
   PRINCIPAL POSITION     YEAR    SALARY     BONUS     COMPENSATION (1)   AWARDS (2)    OPTIONS     COMPENSATION(3)
   ------------------     ----   --------   --------   ----------------   ----------   ----------   ----------------
James L. Bayman.........  2000   $500,000   $619,662         $--          $8,256,155          --        $45,152
  Chairman of the         1999    425,000    398,653          --                  --     200,000         43,926
  Board and Chief         1998    300,000    479,748          --                  --      25,000         43,816
  Executive Officer
Arthur Rhein............  2000    400,000    503,475          --                  --          --         33,966
  President and Chief     1999    350,000    323,906          --                  --     150,000         33,184
  Operating Officer       1998    271,250    390,108          --                  --      20,000         32,573
Thomas G. Pitera........  2000    325,000    355,163          --                  --          --          8,219
  President, Industrial   1999    331,246     90,417          --                  --      90,000          6,096
  Electronics Division    1998    216,660     90,054          --                  --      14,000          7,826
John V. Goodger (4).....  2000    225,000    139,187          --           1,515,119          --         28,906
  Vice President,         1999    200,000     74,747          --                  --      80,000         28,513
  Treasurer and           1998    150,000     89,640          --                  --       5,000         29,842
  Assistant Secretary
Gregory T. Geswein
  (5)...................  2000    300,000    271,390          --                  --      65,000          2,500
  Senior Vice             1999     28,462     50,000          --                  --          --             --
  President and           1998         --         --          --                  --          --             --
  Chief Financial
  Officer

---------------

(1) Unless otherwise indicated, no Executive Officer named in the Summary Compensation Table received personal benefits or perquisites in excess of the lesser of $50,000 or 10% of his aggregate salary and bonus.

(2) The dollar value for the fiscal year ended March 31, 2000 was calculated by multiplying the number of restricted Common Shares granted to Messrs. Bayman and Goodger, respectively, by the closing price of $13.50 on July 27, 1999. As of March 31, 2000, the 611,567 restricted Common Shares held by Mr. Bayman had an aggregate value of $9,632,180.25, and the 112,231 restricted Common Shares held by Mr. Goodger had an aggregate value of $1,767,638.25, based upon the closing price of the Common Shares on March 31, 2000 of $15.75 per share. The Company's Restricted Stock Plan provides for the vesting of the Common Shares over a three-year period commencing when Mr. Bayman or Mr. Goodger commences his Period of Transition described below. See "Employment Agreements." Dividends on the restricted Common Shares are payable to Messrs. Bayman and Goodger, respectively, in the same manner as dividends on other Common Shares.

(3) Consists of (i) contributions by the Company on behalf of the Executive Officers to the Pioneer-Standard Electronics, Inc. Employees' Profit Sharing Retirement Plan, which during fiscal 2000 were as follows: James L. Bayman, $7,039; Arthur Rhein, $7,444; Thomas G. Pitera, $8,219; John V. Goodger, $5,146; and Gregory T. Geswein, $2,500; and (ii) premiums paid for split dollar life insurance by the Company, which during fiscal 2000 were as follows: James L. Bayman, $38,113; Arthur Rhein, $26,522; and John V. Goodger, $23,760.

(4) Mr. Goodger elected to commence a three-year period of limited duties pursuant to the terms of his Employment Agreement effective April 1, 2000. See "Employment Agreements."

(5) Mr. Geswein resigned from his position with the Company effective April 1, 2000.

     Shown below is information with respect to the exercise of options to purchase Common Shares by the Executive Officers and unexercised options to purchase Common Shares for the Executive Officers.

     OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

                                                             NUMBER OF
                                                       SECURITIES UNDERLYING         VALUE OF UNEXERCISED
                               SHARES                 UNEXERCISED OPTIONS AT         IN-THE-MONEY OPTIONS
                              ACQUIRED                    FISCAL YEAR-END           AT FISCAL YEAR-END (1)
                                 ON       VALUE     ---------------------------   ---------------------------
            NAME              EXERCISE   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
            ----              --------   --------   -----------   -------------   -----------   -------------
James L. Bayman.............       --    $     --     109,354        120,646      $  510,032     $  626,218
Arthur Rhein................   84,375     941,794     151,950        190,900       1,287,804      1,127,912
Thomas G. Pitera............    3,375      47,375      71,809        104,266         419,156        475,712
John V. Goodger.............    3,375      33,348     145,436            252         917,612            851
Gregory T. Geswein..........       --          --          --         65,000              --        568,750

---------------

(1) Based on the difference between the exercise price of such options and the closing price of a share of Common Shares on Nasdaq on March 31, 2000 ($15.75).

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

     The Supplemental Executive Retirement Plan was established during the 2000 fiscal year to provide retirement cash benefits, in an amount not to exceed 50% of final average earnings, to a select group of highly-compensated management employees. The maximum cash benefit under the Supplemental Executive Retirement Plan is limited to 50% of the participant's final average earnings, which for this purpose would be the participant's base salary, including pre-tax deferrals, plus annual incentive compensation, offset by other Company funded retirement benefits. Pursuant to administrative provisions of the Supplemental Executive Retirement Plan, no employees were enrolled or accrued benefits under the Supplemental Executive Retirement Plan during the 2000 fiscal year. Messrs. Bayman and Goodger do not participate in the Supplemental Executive Retirement Plan, but instead are covered by the Restricted Stock Plan.

EMPLOYMENT AGREEMENTS

     The Company entered into Amended and Restated Employment Agreements effective April 1, 1999 (the "1999 Employment Agreements"), with Messrs. James
L. Bayman, Arthur Rhein, John V. Goodger and Gregory T. Geswein, pursuant to which such officers were employed by the Company for the fiscal year ended March 31, 2000. Although Mr. Goodger's Agreement remains in effect, Mr. Bayman and Mr. Rhein entered into new Employment Agreements with the Company effective April 1, 2000 (the "2000 Employment

Agreements"), which replaced their 1999 Employment Agreements. Mr. Geswein resigned from the Company effective April 1, 2000. The terms of both the 1999 Employment Agreements and the 2000 Employment Agreements are described below.

     1999 Employment Agreements. For the fiscal year ending March 31, 2000, Messrs. Bayman, Rhein, Goodger and Geswein received an annual base salary pursuant to the 1999 Employment Agreements of $500,000, $400,000, $225,000 and $300,000, respectively. Messrs. Bayman, Rhein, Goodger and Geswein received an annual cash incentive bonus under the 1999 Employment Agreements for the fiscal year ended March 31, 2000 of $619,662, $503,475, $139,187 and $271,390,
respectively. The 1999 Employment Agreement for Mr. Bayman provided for a term of three years with an option on his part to reduce the term to two years. The 1999 Employment Agreement for Mr. Goodger provides for a term of two years with an option on his part to reduce the term to one year, and the 1999 Employment Agreements for Messrs. Rhein and Geswein had a term of one year, which term was to be renewed automatically for successive one year terms unless terminated by either the Company or the executive pursuant to the provisions of the Employment Agreement. The 1999 Employment Agreements for Messrs. Bayman and Goodger also provided for three year employment/consulting arrangements with the Company after expiration of their respective terms as officers of the Company, pursuant to which they would be paid $110,000 and $55,000 per year, respectively, for their part time services and during which Period of Transition they will remain employees of the Company for all purposes. On January 31, 2000, Mr. Goodger elected to begin such Period of Transition, effective April 1, 2000.

     2000 Employment Agreements. The Company entered into the 2000 Employment Agreements with Messrs. Bayman and Rhein effective April 1, 2000, and with Mr. Billick (who was elected Senior Vice President and Chief Financial Officer of the Company on April 26, 2000) effective April 24, 2000. The 2000 Employment Agreements for Messrs. Bayman, Rhein and Billick provide for a monthly base salary of $50,000, $41,666.67 and $25,000, respectively. Each of Messrs. Bayman, Rhein and Billick are eligible to participate in the Company's 2000 Annual Incentive Plan under the 2000 Employment Agreements.

     The 2000 Employment Agreement for Mr. Bayman has a term of two years, with an option on his part to reduce the term to one year. As was also provided in his 1999 Employment Agreement, the 2000 Employment Agreement for Mr. Bayman provides a three year employment/consulting arrangement with the Company after expiration of his term as an officer of the Company pursuant to which he will be paid $110,000 per year for his part time services and during which Period of Transition he will remain an employee of the Company for all purposes. The 2000 Employment Agreements for Mr. Rhein and Mr. Billick have a term of one year, which term is renewed automatically for successive one year terms unless terminated by either the Company or the executive pursuant to the provisions of the 2000 Employment Agreements.

     Messrs. Bayman, Rhein and Billick will be entitled to certain payments and benefits under the 2000 Employment Agreements if their employment with the Company is terminated under certain circumstances. In the event of discharge or voluntary resignation during the one year period following a change in control (or, in certain circumstances, in the event of discharge during a limited period before an anticipated change in control) of the Company (as defined below), Messrs. Bayman and Rhein are entitled to receive under the 2000 Employment Agreements their base salary through the end of the month in which their termination of employment occurs, plus an amount equal to 36 times their current base salary payable in one payment immediately upon such termination. In addition, each of Messrs. Bayman and Rhein are entitled to immediate payment of an incentive cash bonus based upon his incentive cash bonus under the 2000 Annual Incentive Plan (or any predecessor annual incentive plan or arrangement) for the preceding year, pro rated for the current year, plus an amount equal to his earned incentive cash bonus under the 2000 Annual Incentive Plan (or any predecessor annual incentive plan or arrangement) for the preceding three years. For three years following such termination, Messrs. Bayman and Rhein also are entitled to all benefits and service credits for benefits under all employee benefit plans, programs or arrangements of the Company on the same basis as provided immediately prior to his termination. In the event of discharge or voluntary resignation during the one year period following a change in control of the Company, Mr. Billick is entitled to receive under the 2000 Employment Agreement his base salary through the end of the month in which his termination of employment occurs, plus an amount equal to 12 times his current monthly base salary, payable in one payment immediately upon such termination. In addition, Mr. Billick is entitled to immediate payment of $100,000 if his termination of employment occurs prior to April 1, 2001, or an incentive cash bonus based upon his incentive cash bonus under the 2000 Annual Incentive Plan for the preceding year, pro rated for the current year, plus an amount equal to his earned incentive cash bonus under the 2000 Annual Incentive Plan for the preceding year, if his termination of employment occurs on or after April 1, 2001. For one year following such termination, Mr. Billick also is entitled to all benefits and service credits for benefits under all employee benefit plans, programs or arrangements of the Company on the same basis as provided immediately prior to his termination. "Change in control" is defined in the 2000 Employment Agreements as a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, including (i) the acquisition by any person of beneficial ownership, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities or (ii) the event that, during any period of 12 consecutive months, individuals who were Directors of the Company at the beginning of the period, and for whom such officers voted as a shareholder, cease for any reason to constitute at least a majority of the Board of Directors. The 2000 Employment Agreement for Mr. Rhein defines "change in control" to include, in addition to the foregoing, the event that Mr. Rhein is not offered the position of Chief Executive Officer of the Company within six months after the termination of Mr. Bayman's status as such, or, at any time during the one year period following the first day on which Mr. Rhein holds the title of Chief Executive Officer, such title is revoked or his duties or obligations are materially inconsistent with the duties or obligations of the Chief Executive Officer of the Company, unless the failure of Mr. Rhein to be offered such position or such revocation or assignation is due to his disability, death, termination of employment for cause (as described below) or voluntary termination without a "good reason" (as described below).

     In the event of discharge without cause or voluntary resignation for a good reason, each of Messrs. Bayman and Rhein is entitled to receive his base salary for the month in which his termination of employment occurs; plus an incentive cash bonus calculated on the basis of his earned incentive cash bonus under the 2000 Annual Incentive Plan (or any predecessor annual incentive plan or arrangement) for the immediately preceding fiscal year, pro rated for the then current fiscal year through his date of termination; plus a monthly payment, for the 24 months following such termination of employment, of an amount equal to 1/24th of the sum of 24 times his current monthly base salary plus an amount equal to his earned incentive cash bonus under the 2000 Annual Incentive Plan (or any predecessor annual incentive plan or arrangement) for the two previously completed fiscal years. For the 24 months following such termination, Messrs. Rhein and Bayman also are entitled to all benefits and service credits for benefits under all employee benefit plans, programs or arrangements of the Company on the same basis as provided immediately prior to his termination. In the event of discharge without cause or voluntary resignation for a good reason, Mr. Billick is entitled to receive his base salary for the month in which his termination of employment occurs; plus, if his termination of employment occurs prior to April 1, 2001, $100,000 and an amount equal to 12 times his current base salary, or, if his termination occurs on or after April 1, 2001, an incentive cash bonus calculated on the basis of his earned incentive cash bonus under the 2000 Annual Incentive Plan, plus a monthly payment, for the 12 months following such termination of employment, of an amount equal to 1/12th of the sum of 12 times his current monthly base salary plus an amount equal to his earned incentive cash bonus under the 2000 Annual Incentive Plan for the previously completed fiscal year. For the 12 months following such termination, Mr. Billick also is entitled to all benefits and service credits for benefits under all employee benefit plans, programs or arrangements of the Company on the same basis as provided immediately prior to his termination. Amounts payable to any of Messrs. Bayman, Rhein or Billick as a result of termination by the Company without cause or voluntary termination without good reason will be reduced by any amounts which the executive to whom payments are due actually receives from another employer during the 24 month period (or, in the case of Mr. Billick, the 12 month period) following the date of any such termination, and any benefits payable to such executive by reason of any welfare benefit plan of the Company or perquisites will be reduced to the extent comparable benefits or perquisites (or the cash equivalent thereof) are actually received by such executive from another employer during such period.

     The 2000 Employment Agreements also contain provisions regarding confidentiality and, except upon voluntary or involuntary termination within one year after a change in control, non-competition and non-interference (for two years following termination of employment). All obligations of the Company to make any payments or provide any benefits following termination of employment under the 2000 Employment Agreements cease upon any breach of the non-competition or confidentiality terms of the 2000 Employment Agreements.

     "Cause" is defined in the 2000 Employment Agreements to mean that termination of the executive's employment shall have been the result of (a) his conviction of the offense of misappropriation of money or other property of the Company or of any felony, provided that such offense or felony results in material economic harm to the Company or has a materially adverse effect on the Company's operations, property or business relationships; (b) a breach by the executive of his obligation under the 2000 Employment Agreement to devote his full time to the affairs of the Company (which breach is not cured within 30 days after the executive's receipt of written notice from the Company) or a breach of any of the restrictive covenants relating to competition, disclosure or solicitation contained in the 2000 Employment Agreement; or (c) the substantial and continued failure or refusal to perform under the 2000 Employment Agreement which the executive fails to remedy within 30 days after his receipt of written notice from the Company. "Good reason" is defined in the 2000 Employment Agreements generally to mean the occurrence of: (i) any reduction in the executive's position, authority or title; (ii) any material reduction in the executive's responsibilities or duties for the Company; (iii) any material adverse change or reduction in the aggregate perquisites, benefits and payments to which the executive is entitled under the 2000 Employment Agreements; (iv) (except in Mr. Billick's case) any change in the executive's reporting relationship; (v) any relocation of the executive's principal place of work with the Company to a location that exceeds by 50 miles the distance from the location of his residence at the time of such relocation of his principal place of work with the Company to the Company's headquarters; or (vi) the material breach or material default by the Company of any of its agreements or obligations under any provision of the 2000 Employment Agreements, unless such breach or default is substantially cured within 30 days after written notice advising the Company of the acts or omissions constituting such breach or default is actually received by the Company.

     Upon either voluntary termination without good reason or termination for cause, the executives whose employment with the Company is so terminated will not be entitled to further remuneration payments under the 2000 Employment Agreements. The 2000 Employment Agreements also prohibit the executives from competing with the Company or interfering with the Company's relationships with its customers and employees if the executive's employment with the Company is terminated for any reason other than in connection with a change in control, and the breach of any of such prohibitions by an executive will result in the termination of payments by the Company to the executive under the 2000 Employment Agreements.

     The 2000 Employment Agreements also provide that, if any payment received by Messrs. Bayman, Rhein or Billick in connection with a change in control of the Company is deemed a "parachute payment" under Section 280G of the Internal Revenue Code of 1986, as amended, resulting in an "excess parachute payment" within the meaning of Section 280G(b), such executive will be entitled to a cash payment in an amount equal to the 20% excise tax, if any, payable by such executive pursuant to the provisions of Section 4999, which amount will be increased by the aggregate of the amount of any federal, state, and local income taxes and excise taxes for which he may become liable on account of the receipt of the excise tax payment. The 2000 Employment Agreements also provide for payment by the Company of up to $500,000 of legal fees incurred by any of Messrs. Bayman, Rhein or Billick in the event that, following a "change in control," the executive may be caused to institute or defend proceedings to enforce his rights under his 2000 Employment Agreement.

     Had a "change in control" and termination of employment occurred on June 5, 2000, Mr. Bayman would have received $3,401,340 under his 2000 Employment Agreement (36 times his current monthly base salary plus incentive bonuses) and the 611,567 Common Shares issued to him under the Restricted Stock Plan valued at $8,256,155 (on June 5, 2000 the Common Shares closed at $13.50 per share on Nasdaq) would have become vested and would be considered additional taxable income. Mr. Rhein would have received $2,801,402 under his 2000 Employment Agreement, and Mr. Billick would have received $400,000 under his 2000 Employment Agreement. In addition, all stock options granted to the above individuals would have become immediately vested. To the extent that any of the above would be considered an excess parachute payment under Section 4999 subject to the 20% excise tax, the Company would be obligated to reimburse the officers for such tax plus any additional excise tax thereon, plus all federal, state and local income taxes on the excise tax reimbursements at a combined assumed rate of forty-seven percent (47%), all or part of which may not be tax deductible by the Company as an ordinary and necessary business expense. These payments might have the effect of discouraging any possible acquisition or hostile takeover of the Company. However, depending on the facts and circumstances at the time of an actual "change in control," the payments due to Messrs. Bayman, Rhein and Billick under their 2000 Employment Agreements may be materially larger or smaller, and may include additional benefits and payments under other employee benefit plans, programs, perquisites or arrangements of the Company not considered in the above analysis.

     Non-Competition Agreement and Change of Control Agreement. On February 25, 2000, the Company entered into a non-competition agreement and a change of control agreement with Mr. Pitera. Under the non-competition agreement, in the event the Company terminates Mr. Pitera's employment without cause, Mr. Pitera is entitled to his monthly base salary, target incentive and benefit coverage for twelve months following such termination. In the event Mr. Pitera's employment is terminated for cause or Mr. Pitera voluntarily resigns his position, the Company has no obligations for such payments or benefits coverage under the non-competition agreement. If Mr. Pitera is terminated for cause or voluntarily terminates his employment, he is prohibited under the non-competition agreement for the two-year period following any such termination (the "Noncompetition Period") from being employed by, owning, operating or similar involvement, directly or indirectly, with any business that competes with the Company in the distribution of electronic parts, components or systems in the geographical area in which the Company conducts its business. In the event that Mr. Pitera is terminated without cause, the Company may, in its sole discretion, elect to pay Mr. Pitera his regular base salary and target incentive for all or any part of the Noncompetition Period, which payments are separate and in addition to the severance payments and benefits coverage described above and, so long as the Company makes such payments, Mr. Pitera will be bound by the noncompetition provisions described above. Mr. Pitera's non-competition agreement also contains nondisclosure and non-interference provisions. In the event of a change of control, the provisions of the change of control agreement described below will supersede those of the non-competition agreement with respect to severance and non-competition terms.

     Under Mr. Pitera's change of control agreement, if during the 12 month period following a change of control (as described below), Mr. Pitera is discharged without cause or voluntarily terminates his employment for any reason, he is entitled to receive a lump sum amount within 30 days of such termination of employment equal to 24 times the greater of (i) Mr. Pitera's highest monthly base salary paid during the twelve month period preceding a change in control or (ii) Mr. Pitera's highest monthly base salary paid or payable by the Company at any time from the ninety day period preceding a change in control through the date of termination. In addition, Mr. Pitera is entitled to receive a lump sum amount equal to the greater of (i) four times Mr. Pitera's highest aggregate amount of incentive compensation paid during any six consecutive months of the 12 months preceding a change in control or (ii) four times Mr. Pitera's highest aggregate amount of incentive compensation paid during any six consecutive months preceding the date of termination. Further, Mr. Pitera is entitled to receive 24 times the monthly amount paid Mr. Pitera as an auto allowance immediately preceding a change in control. For two years following such termination, Mr. Pitera also is entitled to all benefits and service credits for benefits under all employee benefit plans, programs or arrangements of the Company.

     If any payment received by Mr. Pitera in connection with a change of control of the Company is deemed a "parachute payment" under Section 280G of the Internal Revenue Code of 1986, as amended, resulting in an "excess parachute payment" within the meaning of such Section 280G(b), he will be entitled under the change in control agreement to a cash payment in an amount equal to the 20% excise tax, if any, payable by him pursuant to the provisions of Section 4999, which amount will be increased by the aggregate of the amount of any federal, state, and local income taxes and excise taxes for which he may become liable on account of the receipt of the excise tax payment. For purposes of the change of control agreement, a "change of control" is defined as (i) the acquisition by any person of beneficial ownership, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities, (ii) the individuals who constitute the Board of Directors of the Company as of February 25, 2000 (the "Incumbent Board") cease to constitute a majority of the Board of Directors of the Company, provided that any individual who subsequently becomes a director or whose election or nomination for election was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual in connection with an actual or threatened election contest) shall be considered as though such person were a member of the Incumbent Board , or (iii) approval by the Company's shareholders of a reorganization, merger or consolidation with respect to which persons who were not shareholders before such reorganization, merger or consolidation own more than 80% of the combined voting power of the Company, or a liquidation of the Company or the sale of all or substantially all of the assets of the Company.

                  SHAREHOLDER RETURN PERFORMANCE PRESENTATION

     The following chart compares the value of $100 invested in the Common Shares with a similar investment in the S&P Stock Index ("S&P 500") and the companies listed in the SIC Code 5065-Electronic Parts and Equipment N.E.C. Index (the Company's "Peer Group") for the period March 31, 1995 through March 31, 2000.
[line graph]

                                                    PIONEER-STANDARD              S&P 500 INDEX                PEER GROUP
                                                    ----------------              -------------                ----------
1995                                                    $100.00                     $100.00                     $100.00
1996                                                     127.00                      132.00                      122.00
1997                                                     106.00                      158.00                      133.00
1998                                                     103.00                      234.00                      141.00
1999                                                      56.00                      278.00                       78.00
2000                                                     136.00                      327.00                      162.00

                         COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

     The Company's Compensation Committee (the "Committee") is comprised of four outside Directors of the Company. The Committee is responsible for reviewing, implementing and administering the Company's executive officer and director compensation and employment arrangements and plans.

     Set forth below is a report submitted by Messrs. Christ, Gelb, Singer and Sullivan in their capacity as members of the Committee. The report addresses the policies of the Committee with respect to the compensation and employment arrangements applicable to the Company's executive officers and describes the factors considered by the Committee in determining the compensation of James L. Bayman, Chairman and Chief Executive Officer of the Company, for the Company's 2000 fiscal year.

COMPENSATION PHILOSOPHY AND OBJECTIVES

     In November 1998, at the request of the Committee, the Company retained the services of Ernst & Young LLP ("Ernst & Young") as consultants to conduct a comprehensive review of the Company's executive officer compensation. This review compared the Company's executive officers' base salaries, short term annual cash bonus incentives, long term stock incentives, retirement benefits and perquisites to those of a peer group of twenty companies compiled by Ernst & Young. The companies selected for inclusion in the peer group (some of which are included in the peer group used in the "Shareholder Return Performance Presentation" above) were those (1) with lines of business comparable to the Company's, or (2) which may compete with the Company for executive talent. Based on its analysis of this peer group comparison, Ernst & Young was also asked to recommend appropriate modifications to the Company's executive compensation practices in order to enhance the Company's ability to attract, retain and appropriately incent talented executive officers. After lengthy consideration of the report submitted by Ernst & Young and with the concurrence of the Company's executive officers, the Committee developed a philosophy for compensating the Company's executive officers and identified the Company objectives which that philosophy is intended to accomplish. On the basis of such philosophy and objectives, the Committee recommended a revised compensation program to the Board of Directors, the elements of which are described below.

     Compensation Philosophy. In conjunction with Ernst & Young's analysis of the Company's compensation practices, the Committee adopted a compensation philosophy for executive officers incorporating the following objectives:

     (1) The Company will pay competitive base salary at the 50th percentile of its compensation peer group;

     (2) The Company will pay an annual cash bonus incentive targeted at the 50th percentile of its compensation peer group;

     (3) The Company will maintain a long-term stock incentive program that also generally targets the 50th percentile of its compensation peer group;

     (4) Executive compensation will be reviewed annually based on a compensation peer group, which peer group may be modified from time to time to reflect changes in the Company's business strategy.

     Compensation Objectives. The Committee believes that the Company's executive compensation program should promote the following objectives:

     (1) To attract, retain and motivate executives who can significantly contribute to the success of the Company;

     (2) To reward the achievement of short- and long-term business objectives that have been approved by the Board;

     (3) To provide a rational, consistent and competitive executive compensation program that is well understood by those to whom it applies;

     (4) To tie a significant portion of executive compensation to the long-term performance of the Common Shares.

     The Committee believes that if these compensation objectives are consistently achieved, shareholder value will be enhanced over time.

     Base Salary and Annual Incentive Cash Compensation. The peer group analysis prepared by Ernst & Young demonstrated the Company's executive officers' base salary compensation to be substantially below the 50th percentile market consensus. Therefore, the Committee recommended, and the Board of Directors approved, increases in the executive officers' base salaries for the fiscal year ended March 31, 2000. The base salary for Mr. Bayman, the Chairman and Chief Executive Officer of the Company, was increased from $425,000 to $500,000. The Committee believes that the approved increases for Mr. Bayman and the other executive officers appropriately balanced the Company's objectives of providing competitive executive compensation and managing the impact of moving executive compensation to the 50th percentile market level. The Committee recognizes that even at these base salary levels, total cash compensation, including base salary and cash incentive awards, paid to the Company's elected executive officers is still below the 50th percentile market consensus of the above referenced peer group. In view of these circumstances, the Committee determined to continue to review base salaries during fiscal year 2000.

     Ernst & Young's peer group analysis also concluded that annual cash incentive awards paid by the Company to elected executive officers were below the 50th percentile market consensus. These cash incentive awards historically have been made to such executive officers in accordance with a formula set forth in each such executive officer's employment agreement with the Company. Under the annual cash incentive formula contained in Mr. Bayman's employment agreement, Mr. Bayman was entitled to an amount equal to 8/10 of 1% of the Company's 2000 operating income multiplied by a ratio contained in Mr. Bayman's employment agreement. Based on the results of the Company for the 2000 fiscal year, Mr. Bayman was paid a bonus of $619,662.

     Although in fiscal 1999 the Committee did not revise significantly the Company's annual cash incentive program for fiscal 2000, the Committee made a commitment to review during the 2000 fiscal year the annual cash incentive compensation paid to executive officers, including the possibility of implementing a new annual cash incentive plan qualified under Section 162(m) of the Internal Revenue Code of 1986. As a result of this review, the Committee has recommended and the Board of Directors has approved Mr. Bayman's 2000 Employment Agreement and the 2000 Annual Incentive Plan, which is being submitted to shareholders for the purpose of satisfying the requirements for deductibility by the Company under Section 162(m) of the Code.

     Stock Option Target Awards. Based upon the report and recommendations of Ernst & Young, the Committee recommended to the Board of Directors a target annual grant rate of stock options of up to a maximum of 2% of diluted Common Shares outstanding. The Committee also recommended that the five most highly-compensated executive officers receive stock option grants based on the Black-Scholes Multiple targeted generally at the 50th percentile, with all remaining options available to be allocated to other executive officers and other key employees based upon recommendations to the Committee by the Chief Executive

Officer. However, no option awards were made to these individuals during fiscal year 2000, as option grants had been made to executive officers and other key employees in January, 1999 in lieu of grants during fiscal year 2000.

     Change in Control Provisions Based upon Ernst & Young's analysis of the Company's peer group's executive compensation practices, the Committee also recommended, and the Board of Directors approved, an increase in the severance payment payable to the Company's executive officers upon a "change in control" from two (2) times the executive officer's base salary plus annual incentive cash bonus compensation to three (3) times such amount. The executive officers also were provided an excise and income tax gross up on any excise tax payment owed by such executive officers as a result of any amount received by the executive officer that is determined to be an "excess parachute payment" under
Section 280G of the Internal Revenue Code of 1986.

     Retirement and Other Benefits. Based upon Ernst & Young's compensation review, the Committee recognized that retirement and other benefits provided to the Company's executive officers were significantly less than competitive. To bring the Company's retirement and other benefits in line with those offered by peer companies, the Committee recommended, and the Board of Directors adopted (and, with respect to the Restricted Stock Plan, the Company's shareholders approved), the following additional executive retirement and other benefits:

- SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN (SERP)

     A "SERP" was established during the 2000 fiscal year to provide retirement cash benefits, in an amount not to exceed 50% of final average earnings, to a select group of highly-compensated management employees, which includes elected officers and others selected by the Committee. The maximum cash benefit under the SERP is limited to 50% of the participant's final average earnings, which for this purpose would be the participant's base salary, including pre-tax deferrals, plus annual incentive compensation, offset by other Company funded retirement benefits. Messrs. Bayman and Goodger do not participate in the SERP, but instead are covered by the Restricted Stock Plan discussed below.

- RESTRICTED STOCK PLAN

     Due to the nearness to retirement age of Messrs. Bayman and Goodger at the time of the Committee's recommendation to provide retirement benefits to the Company's executive officers, the Committee concluded that providing retirement benefits under the SERP would have a substantial negative effect on the Company's cash flow. Therefore, it was concluded that Messrs. Bayman and Goodger would be excluded from the SERP and would instead be covered by a separate Restricted Stock Plan. The Plan provides for a one-time grant of restricted Common Shares to Messrs. Bayman and Goodger of 611,567 and 112,231 Common Shares, respectively, which are the amounts calculated by Ernst & Young as an actuarial approximation of participation in the SERP. The Restricted Stock Plan provides for the vesting of the Common Shares over a three year period and is, therefore, to a significant extent a reward for future service rather than solely a substitute for the SERP.

- BENEFIT EQUALIZATION PLAN

     A Benefit Equalization Plan has been established to permit the Company to set aside amounts for retirement on a profit sharing and 401(k) type basis in excess of amounts allowed under the Company's 401(k) Profit Sharing Plan. Additional voluntary deferrals of compensation also are permitted under the Benefit Equalization Plan. The Plan is limited to a select group of management and other highly-compensated employees selected by the Committee.

- SUPPLEMENTAL EXECUTIVE DISABILITY PLAN

     A Supplemental Executive Disability Plan has been established to provide enhanced disability benefits to the Chief Executive Officer and to elected officers and other key employees selected by the Chief Executive Officer. The disability benefit payable to a participant is 60% of base salary, including pre-tax deferrals, plus annual incentive compensation.

              THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

                             Victor Gelb (Chairman)
                               Charles F. Christ
                                Edwin Z. Singer
                               Thomas C. Sullivan

      PROPOSAL TO APPROVE THE 2000 STOCK OPTION PLAN FOR OUTSIDE DIRECTORS

     At the Annual Meeting, shareholders will be asked to vote on a proposal to approve the Pioneer-Standard Electronics, Inc. 2000 Stock Option Plan for Outside Directors (the "2000 Plan"), which provides for the granting of options to purchase Common Shares to eligible Directors of the Company. The following summary of the material provisions of the 2000 Plan is qualified in its entirety by reference to the full text of the 2000 Plan, a copy of which is included with this Proxy Statement as Exhibit A.

PURPOSE

     The purpose of the 2000 Plan is to provide outside Directors of the Company with greater incentive to serve and promote the interests of the Company and its shareholders by encouraging outside Directors to acquire a proprietary interest in the business of the Company or increase the proprietary interest they already have. The 2000 Plan will replace the Company's 1999 Stock Option Plan for Outside Directors (the "1999 Plan"), which provides for annual option grants of 7,500 Common Shares to each outside Director as of the Company's annual meeting of shareholders and which will expire by its terms prior to the Company's next annual meeting for fiscal year 2001. In addition, the 1999 Plan will no longer have Common Shares available for grant after the Company's forthcoming annual meeting. The Board of Directors believes that assisting its outside Directors to have a proprietary interest in the Company promotes the interests of the Company and its shareholders and that the adoption of the 2000 Plan will serve to increase such proprietary interest.

ELIGIBLE PARTICIPANTS

     Only Directors of the Company who are not also employees of the Company are eligible to participate in the 2000 Plan.

ADMINISTRATION

     The 2000 Plan will be administered by the Board of Directors of the Company. The Board of Directors is authorized by the terms of the 2000 Plan to appoint a committee, consisting of three or more "non-employee directors" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, to carry out the administrative duties of the Board of Directors under the 2000 Plan.

SHARES SUBJECT TO THE PLAN

     The shares to be issued upon exercise of options granted under the 2000 Plan will be Common Shares, without par value, of the Company. Either treasury or authorized and unissued Common Shares, or both, as the Board of Directors shall from time to time determine, may be so issued. Common Shares which are the subject of any lapsed, expired or terminated options may be made available for reoffering under the 2000 Plan.

     The aggregate number of Common Shares for which options may be granted under the 2000 Plan will be 105,000, which is intended to provide sufficient shares for two years of grants. However, in the event that subsequent to the date of adoption of the 2000 Plan by the Board of Directors, the outstanding Common Shares should be increased or decreased or changed into or exchanged for a different number of kind of shares of stock or other securities of the Company or of another corporation as a result of a stock split, stock dividend, reclassification, merger or similar transaction, then the number or kind of shares covered by unexercised options will be adjusted automatically to prevent dilution or enlargement of the rights of optionees, and the Board will have the authority to make any other adjustments as may be appropriate and equitable.

GRANT OF OPTIONS

     Subject to the approval of the 2000 Plan by the shareholders, options will be granted annually, on the date of the Annual Meeting of Shareholders commencing with the Annual Meeting of Shareholders in 2001, to each outside Director for the purchase of a maximum of 7,500 Common Shares by each such Director.

OPTION PROVISIONS

     Option Price. The option price per Common Share under the 2000 Plan will be equal to the fair market value of a share on the date the options are granted.

     Period of Option. Each option granted under the 2000 Plan will be exercisable in full for a period of ten years from the date of grant.

     Limitation on Exercise and Transfer of Options. Only the Director to whom the option is granted may exercise the same, except where a guardian or other legal representative has been appointed for such Director and except as discussed below. No option granted under the 2000 Plan will be transferable other than by (i) the Last Will and Testament of the Director to whom it is granted or, if the Director dies intestate, by the applicable laws of descent and distribution, (ii) to the extent approved by the Board of Directors, pursuant to a domestic relations order, or (iii) to the extent approved by the Board of Directors, by a Director who transfers such option to a member of his or her immediate family. No option granted under the 2000 Plan may be pledged or hypothecated, nor will any such option be subject to execution, attachment or similar process, other than as provided by the terms of the 2000 Plan.

     Exercise of Option. Each option granted under the 2000 Plan may be exercised in whole or in part from time to time during the option period, but this right of exercise will be limited to whole shares. Options may be exercised by the optionee giving written notice to the Company of intention to exercise the same, accompanied by full payment of the purchase price in cash or in whole or in part in Common Shares having a fair market value on the date the option is exercised equal to that portion of the purchase price for which payment in cash is not made.

     Termination of Directorship. If the optionee ceases to be a Director of the Company because of his or her voluntary resignation or removal by the Board of Directors for cause, the optionee's option will terminate on the effective date of termination of his or her directorship and neither the optionee nor any other person will have any right after such date to exercise all or any part of the option. If, however, the optionee's directorship is terminated for any other reason, then the option will remain exercisable until the first to occur of the end of the option's ten-year term or the second anniversary of the effective date of termination of his or her directorship by the optionee, or, if the optionee's directorship is terminated because of death, by the optionee's estate or by the person designated in the optionee's Last Will and Testament or to whom transferred by the applicable laws of descent and distribution.

NEW PLAN BENEFITS

     Set forth below are the number of options expected to be granted under the 2000 Plan to the individuals and groups shown in the table.

                                                                NUMBER OF OPTIONS
                     NAME AND POSITION                               SHARES
                     -----------------                          -----------------
James L. Bayman, Chairman of the Board and Chief Executive
  Officer...................................................               0
Arthur Rhein, President and Chief Operating Officer.........               0
Thomas G. Pitera, President, Industrial Electronics
  Division..................................................               0
John V. Goodger, Vice President, Treasurer and Assistant
  Secretary.................................................               0
Gregory T. Geswein, Senior Vice President and Chief
  Financial Officer.........................................               0
Executive Group.............................................               0
Non-Executive Director Group................................         105,000
Non-Executive Officer Employee Group........................               0

     No options have been awarded to date under the 2000 Plan and none would be granted under the terms of the 2000 Plan until the Company's annual meeting of shareholders for fiscal year 2001 at which time, assuming that the 2000 Plan is approved by shareholders and that seven (7) Outside Directors continue to serve in such capacity, a total of 52,500 options would be awarded to the Company's seven (7) Outside Directors. Under the 1999 Plan, a total of 52,500 options were awarded to seven (7) Outside Directors on July 27, 1999 and (assuming that seven
(7) Outside Directors continue to serve in such capacity) an additional 52,500 options will be issued on July 25, 2000.

TERMINATION OF THE PLAN

     The 2000 Plan will terminate ten years from the date of its adoption by the Board of Directors and thereafter no options may be granted under the 2000 Plan. All options outstanding at the time of such termination will continue in full force and effect in accordance with and subject to their terms and the terms and conditions of the 2000 Plan.

FEDERAL INCOME TAX CONSEQUENCES

     All of the options granted under the 2000 Plan will be nonqualified stock options for federal income tax purposes. Accordingly, an optionee will not realize income upon the granting of such an option. At the time of exercise, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares on the date of exercise, and the Company will be entitled to a tax deduction for a like amount in the same year, provided it complies with applicable requirements. At the time of sale by the optionee of shares acquired pursuant to the exercise of the option, any appreciation (or depreciation) in the value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

RECOMMENDATION; REQUIRED VOTE

     The Board of Directors recommends a vote FOR the proposal. The affirmative vote of the holders of shares representing a majority of the Common Shares present and entitled to vote at the Annual Meeting is required to authorize, approve and adopt the 2000 Plan.

               PROPOSAL TO APPROVE THE 2000 STOCK INCENTIVE PLAN

     The shareholders are asked to consider and vote upon a proposal to approve the Pioneer-Standard Electronics, Inc. 2000 Stock Incentive Plan (the "2000 Stock Plan"), the principal provisions of which are described below. The following description of the 2000 Stock Plan is qualified in its entirety by reference to the actual terms and provisions of the 2000 Stock Plan, which is set forth as Exhibit B to this Proxy Statement.

     The Board of Directors has determined that stock options and other stock-based awards should be an important element of the Company's compensation programs. They provide the means to: (i) attract and retain skilled and qualified officers and employees in a competitive market for such individuals;
(ii) motivate individual performance; (iii) facilitate ownership of shares of the Company; and (iv) align the personal interests of officers and employees in the Company's long-term growth and profitability with the interests of the Company's shareholders. The Board of Directors has determined that the number of shares currently reserved and available for issuance under the Company's existing stock option plan is insufficient to provide meaningful compensation on a continuing basis and that the existing stock option plan needs to be replaced to address its impending expiration. The 2000 Incentive Plan is intended to replace the Company's 1991 Stock Option Plan, which will expire by its terms on July 22, 2001.

     The 2000 Stock Plan differs from the 1991 Stock Option Plan in that it allows the Company the additional flexibility to grant a variety of stock and stock-based awards, including stock options (with or without stock appreciation rights), time-vested restricted stock, performance-vested restricted stock and performance shares (shares granted upon the attainment of performance goals). In addition, the 2000 Stock Plan allows participation by consultants, in contrast to the 1991 Stock Option Plan, which does not allow such participation. The 2000 Stock Plan was also designed to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), to the maximum extent possible. It is intended that stock options and awards under the 2000 Stock Plan with a performance component (which does not include time-vested restricted stock awards) will satisfy the requirements for performance-based compensation under
Section 162(m). Section 162(m) generally places a $1,000,000 limit on the tax deduction allowable for compensation paid (or accrued for tax purposes) with respect to each of the Chief Executive Officer and four other highest-paid executives during a tax year unless the compensation meets certain requirements. The 1991 Stock Option Plan does not meet the requirements of Section 162(m). Nearly all stock incentive awards to the Company's most highly compensated executives to be made over the next several years will be made from the 2000 Stock Plan. The Board of Directors believes that adoption of the 2000 Stock Plan is in the best interests of the Company.

SUMMARY OF THE PLAN

     Shares Subject to the 2000 Stock Plan. The aggregate number of Common Shares that may be issued under the 2000 Stock Plan is 2,000,000 shares. The 2000 Stock Plan provides for appropriate adjustments in the number of shares subject to the 2000 Stock Plan (and other share limitations contained therein and described below) and to the grants previously made if there is a stock split, stock dividend, reorganization or other relevant change affecting the Company's corporate structure or its equity securities. If shares under an award are not issued to the extent permitted prior to the expiration, termination, cancellation or forfeiture of the award, then those shares would again be available for inclusion in future grants.

     Other Share Limitations. The maximum number of Common Shares that may be granted under the 2000 Stock Plan pursuant to incentive stock options is 2,000,000 shares; the maximum number of Common Shares as Restricted Shares (as defined in the 2000 Stock Plan) and Performance Shares (as defined in the

2000 Stock Plan) under the 2000 Stock Plan is 2,000,000 shares; and the aggregate number of Common Shares that may be granted under the 2000 Stock Plan to any one participant in any calendar year, regardless of whether such awards are thereafter canceled, forfeited or terminated, cannot exceed 1,000,000 shares.

     Administration. The 2000 Stock Plan is administered by a Committee consisting of not fewer than three Directors (all of whom meet both the definition of "outside director" set forth in the regulations under Section 162(m) of the Code and the definition of "non-employee director" set forth in Rule 16b-3 under the Securities Exchange Act of 1934, as amended) appointed by the Board of Directors (and if none has been appointed, then by the Board of Directors as a whole). The Committee has the authority under the 2000 Stock Plan to (i) select the officers, employees and consultants to whom awards are granted; (ii) determine the type and timing of awards; (iii) determine the number of Common Shares covered by each award and all other terms and conditions of awards not inconsistent with the terms of the 2000 Stock Plan; (iv) determine if, when and how amounts payable with respect to an award may be deferred; (v) determine whether terms, conditions and objectives have been met or should be modified or waived; (vi) establish rules, regulations, guidelines, administrative forms and practices for the operation of the 2000 Stock Plan; and
(vii) interpret the provisions of and otherwise supervise the administration of the 2000 Stock Plan. With respect to any awards granted to consultants and to employees other than those to executive officers, the Committee may delegate its powers and duties to the Chief Executive Officer.

     Eligible Participants. Officers, all other regular active employees and consultants to the Company are eligible to be selected to receive awards under the 2000 Plan. It is not possible to predict the number of officers, employees and consultants who will be selected to receive awards under the 2000 Stock Plan, and the number of grantees could vary from year to year.

     Stock Options. Options granted under the 2000 Stock Plan will be in the form of either incentive stock options ("ISOs"), which meet the requirements of
Section 422 of the Code, or nonqualified stock options ("NQSOs"), which do not meet such requirements. The term of an option will be fixed by the Committee and options will be exercisable at such time or times as determined by the Committee. The exercise price of an option cannot be less than the fair market value of the Common Shares on the date of grant, which generally means the last closing price of a Common Share as reported on the composite tape of Nasdaq on the date of the grant. On June 16, 2000, the closing price of a Common Share was $14.00. The grantee may pay the option exercise price in cash or by tendering Common Shares acquired at least six months in advance that have a fair market value equal to the option exercise price or through a broker-handled same day sale transaction.

     Reload Options. The Committee may provide that an optionee who exercises all or part of an NQSO by payment of the exercise price with previously owned Common Shares will be granted an additional option (a "Reload Option") for a number of Common Shares equal to the number of shares tendered in the exercise of the original stock option. Each Reload Option will have a date of grant which is the date as of which the original stock option to which it applies is exercised and will vest on the six-month anniversary of date of grant. The Reload Option will have the same expiration and all other terms and conditions as the original stock option to which it applies, except that the exercise price will be equal to at least 100% of the fair market value of the Common Shares as of the date of grant.

     Code Limitations on Incentive Stock Options. The Code currently places the following limitations on the award of ISOs. An ISO may only be granted to full or part-time employees (including officers and directors who are also employees) of the Company or of an affiliate, provided that the affiliate is a "subsidiary corporation" as defined in the Code. No ISO may be exercisable on or after the tenth anniversary of the date of grant nor may any ISO be granted on or after April 26, 2010. If an ISO is granted to a participant who owns, at the date of grant, in excess of 10% of the total outstanding Common Stock, the exercise price of the ISO must be at least 110% of the fair market value on the date of grant and the term of the ISO cannot be longer than five years from the date of grant. The total fair market value of shares subject to ISOs which are exercisable for the first time by any participant in any given calendar year cannot exceed $100,000 (valued as of the date of grant). No ISO may be exercisable more than three months following termination of employment for any reason other than death or disability, nor more than one year with respect to disability terminations, or such option will no longer qualify as an ISO and shall therefore be treated as an NQSO. ISOs will also be non-transferable in accordance with the provisions of the Code.

     Stock Appreciation Rights. The Committee may grant a stock appreciation right ("SAR") in connection with a stock option granted under the 2000 Stock Plan or independently of a stock option. If a grantee exercises an SAR in connection with a stock option, the grantee will receive an amount equal to the excess of the then fair market value of the shares with respect to which the SAR is being exercised over the option exercise price of the shares. If a grantee exercises an independent SAR, the grantee will receive an amount equal to the excess of the then fair market value of shares with respect to which the SAR is being exercised over the exercise price of the SAR. Payment may be made in cash, in shares, or in a combination of the two as the Committee determines. If an SAR granted in connection with a stock option is exercised in whole or in part, the right under the related option to purchase shares with respect to which the SAR has been exercised will terminate to the same extent. If a stock option is exercised, any SAR related to the shares purchased upon exercise of the stock option will terminate.

     Restricted Share Awards. The Committee may grant restricted share awards ("Restricted Shares") which consist of Common Shares issued by the Company to a participant at a purchase price which may be well below their fair market value (but may not be less than the par value) and are subject to forfeiture in the event of termination of the participant's employment prior to vesting and restrictions on their sale or other transfer by the participant. Restrictions, as determined by the Committee, may lapse after the passage of time (time-vested) or upon certain events (such as death, disability or retirement) or upon the attainment of specified performance objectives (performance-vested). The Committee may waive any restrictions or accelerate the date or dates on which restrictions lapse except that with respect to performance-vested restricted shares any such modifications must meet the requirements of Section 162(m) of the Code, to the extent applicable.

     Performance Share Awards. The Committee may grant performance share awards ("Performance Shares") which are rights to receive Common Shares in the future conditioned upon the attainment of specified performance objectives and such other conditions, restrictions and contingencies as the Committee may determine. At the time of grant of a Performance Stock award, the Committee must specify the performance objectives which, depending on the extent to which they are met, will determine the number of shares that will be distributed to the participant. The Committee will also specify the time period or periods during which the performance objectives must be met (the "Performance Period"). The Committee may use performance objectives based on one or more of the following targets: cash generation, profit, revenue, market share, profit or investment return ratios, shareholder returns and/or specific, objective and measurable non-financial objectives. The Committee may designate a single goal criterion or multiple goal criteria for performance measurement purposes, with the measurement based on absolute Company or business unit performance and/or on performance as compared with that of other publicly-traded companies. The

Committee may adjust or modify the performance objectives or periods, provided that any such modifications meet the requirements of Section 162(m) of the Code, to the extent applicable.

     Transferability of Awards. The Committee may determine, at or after the time of grant, that vested NQSOs and SARs are transferable to members of the grantee's immediate family, a trust, partnership or other entity for the benefit of family members or to a charitable organization qualified under Section 501(c) of the Code. All other awards are non-transferable and may be exercised only by the grantee and may not be transferred other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order. Non-transferable awards are exercisable during a participant's lifetime only by the participant or, as permitted by applicable law, the participant's guardian or other legal representative. Other than pursuant to a permitted transfer, no award may be assigned, pledged, hypothecated or otherwise alienated or encumbered (whether by operation of law or otherwise) and any attempt to do so will be null and void.

     Termination of Employment. With respect to NQSOs and related SARs, the Committee has discretion to determine whether and when such awards terminate prior to their stated expiration upon the termination of the participant's employment for various reasons. Unless otherwise specified at or after the time of grant: (i) upon the death or disability of the participant, vested and unvested options can generally be exercised for a period no longer than one year after the termination of employment; (ii) upon the retirement of the participant, vested and unvested options can generally be exercised for a period no longer than two years after the termination of employment; (iii) upon termination of employment by the Company for cause, vested and unvested options immediately expire; and (iv) upon termination of employment for any other reason, unvested options immediately expire and vested options can generally be exercised for a period no longer than three months.

     With respect to Restricted Share awards, if, because of termination of employment for any reason, a participant fails to satisfy the restrictions and other conditions relating to the Restricted Shares prior to the lapse or waiver (at the Committee's discretion) of such restrictions and conditions, the participant is required to forfeit the Restricted Shares and transfer the shares back to the Company in exchange for a refund of the consideration paid by the participant or such other amount which may be specifically set forth in the award agreement.

     With respect to Performance Share awards, the award or unearned portion thereof will terminate without the issuance of shares upon the termination of employment of the participant during the Performance Period. If the participant's employment terminates by reason of death, disability or retirement, the Committee in its discretion at or after the time of grant may determine that the participant (or the heir, legatee or legal representative of the participant's estate) will receive a payout of a portion of the participant's then outstanding Performance Share awards in an amount which is not more than the number of shares which would have been earned by the participant if 100% of the performance objectives for the current Performance Period had been achieved prorated based on the ratio of the number of months of active employment in the Performance Period to the total number of months in the Performance Period.

     Termination of employment by a participant will be deemed not to have occurred upon: (i) transfer of a participant among the Company and its affiliates; (ii) a leave of absence for a Company approved purpose that does not exceed ninety days; (iii) an approved leave of absence for a longer period if the employee's right to reemployment is guaranteed either by statute or contract and the employee returns to work within thirty days after the end of such leave; and (iv) any other absence determined by the Committee in its discretion not to constitute a break in service.

     Change in Control. Except as otherwise provided in an award agreement, upon a "change in control": (i) all outstanding stock options automatically become fully exercisable; (ii) all Restricted Share awards automatically become fully vested; and (iii) all participants holding Performance Share awards become entitled to receive a partial payout in an amount equal to the number of shares which would have been earned by the participant if 100% of the performance objectives for the current Performance Period had been achieved prorated based on the ratio of the number of months of active employment in the Performance Period to the total number of months in the Performance Period. A "change in control" is defined as the occurrence of any of the following: (i) all or substantially all of the assets of the Company are sold or transferred to another corporation or entity, or the Company is merged, consolidated or reorganized with or into another corporation or entity, with the result that upon conclusion of the transaction less than 51% of the outstanding securities entitled to vote generally in the election of Directors or other capital interests of the acquiring corporation or entity are owned, directly or indirectly, by the holders of voting stock of the Company generally prior to the transaction; (ii) a report is filed on Schedule 13D or Schedule 14D-1 under the Exchange Act disclosing that any person (other than the Company, any affiliate of the Company, any employee benefit plan of the Company or an affiliate, including the trustee of any such plan, or the Pioneer Stock Benefit Trust) has become the beneficial owner of securities representing 20% or more of the combined voting power of the then-outstanding voting stock of the Company; (iii) the Company files a report or proxy statement with the Commission disclosing that a change in control of the Company has or may have occurred or will or may occur in the future pursuant to any then-exiting contract or transaction; or
(iv) the individuals who, at the beginning of any period of two consecutive calendar years, constituted the Directors of the Company cease for any reason to constitute at least a majority thereof unless the nomination for election by the Company's shareholders of each new Director of the Company was approved by a vote of at least two-thirds of the Directors of the Company still in office who were Directors of the Company at the beginning of any such period. These provisions are intended to protect option holders in the event of a change in control, but could tend to inhibit an acquisition due to increased acquisition costs resulting from additional outstanding shares.

     Conditions Upon Delivery of Stock Certificates and Deferrals. Common Shares may not be issued or delivered with respect to awards under the 2000 Stock Plan until the participant pays in full any amount due for the shares plus any required tax withholding and, if applicable, the completion of registration of the shares under federal or state securities laws, listing of the shares on any stock exchange, qualification of the issuance of the shares as a private placement, or obtaining any other required approvals. The Committee may unilaterally postpone the exercising of awards, the issuance or delivery of Common Shares under any award or the taking of any action permitted under the 2000 Stock Plan to prevent the Company or any affiliate from being denied a Federal income tax deduction with respect to any award other than an ISO. The Committee may also permit, subject to such rules and procedures as the Committee may determine, a participant to defer receipt of the payment of cash or the delivery of shares that would otherwise be delivered to a participant under the 2000 Stock Plan.

CERTAIN FEDERAL TAX CONSEQUENCES WITH RESPECT TO STOCK OPTIONS AND SARS

     There are no Federal income tax consequences to a participant or the Company upon the grant of stock options and SARs. When an NQSO or SAR is exercised, the participant realizes taxable compensation (ordinary income) at that time equal to, for an NQSO, the difference between the aggregate option exercise price and the fair market value of the stock on the date of exercise and, for an SAR, the aggregate amount of cash and fair market value of any shares received upon exercise. The Company is entitled to a tax deduction to the extent, and at the time, that the participant realizes compensation income. Upon the exercise of an NQSO or SAR, the 2000 Stock Plan requires the participant to pay to the Company any amount necessary to satisfy applicable federal, state or local tax withholding requirements. Upon the exercise of an ISO, a participant recognizes no immediate taxable income, except that the excess of the fair market value of the shares acquired over the option exercise price will constitute a tax preference item for the purpose of computing the participant's alternative minimum tax liability. Income recognition is deferred until the shares acquired are disposed of and will be treated as long-term capital gain if the minimum holding period is met (two years from the date of grant and one year from the date of exercise). There is no tax deduction for the Company when an ISO is exercised. The participant's tax treatment upon a disposition of shares acquired through the exercise of a stock option is dependent upon the length of time the shares have been held. There is no tax consequence to the Company in connection with the disposition of these shares except that the Company would be entitled to a tax deduction in the case of a disposition of shares acquired upon exercise of an ISO before the ISO holding period has been satisfied.

     Discontinuation of Plan, Amendments and Award Substitutions. The Board of Directors may amend, alter or discontinue the 2000 Stock Plan at any time, provided that any such amendment, alteration or discontinuance has been approved by the Company's shareholders, if shareholder approval is required under applicable laws, regulations or exchange requirements (including for the purpose of qualification under Section 162(m) of the Code as "performance-based compensation"), and does not impair the rights of any grantee, without his or her consent, under any award previously granted. The Committee may amend, prospectively or retroactively, the terms of any outstanding award, or substitute new awards for previously granted awards, provided that no amendment or substitution is inconsistent with the terms of the 2000 Stock Plan or impairs the rights of any award grantee without his or her consent. Outstanding stock options may not be amended to reduce the exercise price to be less than 100% of the fair market value of the Common Shares as of the date of grant, unless such modification is pursuant to the antidilution provisions of the 2000 Stock Plan. However, outstanding stock options may be replaced with new stock options having a lower exercise price. In practice (under the Company's existing stock option plans), the Board of Directors has never authorized the replacement of out-of-the money stock options held by officers of the Company.

     Awards Granted. The following table sets forth the awards that have been granted to date under the 2000 Stock Plan. Such awards are contingent on shareholder approval of the 2000 Stock Plan.

                               NEW PLAN BENEFITS

          PIONEER-STANDARD ELECTRONICS, INC. 2000 STOCK INCENTIVE PLAN

                                                      DOLLAR       NUMBER OF
                 NAME AND POSITION                   VALUE ($)   STOCK OPTIONS
                 -----------------                   ---------   -------------
James L. Bayman, Chairman and Chief Executive
  Officer..........................................     --          100,000
Arthur Rhein, President and Chief Operating
  Officer..........................................     --          100,000
Thomas G. Pitera, President, Industrial Electronics
  Division.........................................                       0
John V. Goodger, Vice President, Treasurer and
  Assistant Secretary..............................                       0
Gregory T. Geswein, Senior Vice President and Chief
  Financial Officer................................                       0
Executive Group....................................     --          200,000
Non-Executive Director Group.......................                       0
Non-Executive Officer Employee Group...............                       0

     On April 26, 2000, subject to shareholder approval of the 2000 Stock Incentive Plan, Messrs. Bayman and Rhein were awarded options to purchase 100,000 Common Shares, respectively, at $13.75 per share, the closing price of a Common Share on the date of grant. On June 5, 2000, the closing price of a Common Share was $13.50.

RECOMMENDATION; REQUIRED VOTE

     Adoption of the Pioneer-Standard Electronics, Inc. 2000 Stock Incentive Plan requires the affirmative vote by holders of at least a majority of the Common Shares voting on such matter. The Board of Directors recommends that you vote FOR the adoption of the Pioneer-Standard Electronics, Inc. 2000 Stock Incentive Plan.

               PROPOSAL TO APPROVE THE 2000 ANNUAL INCENTIVE PLAN

     The shareholders are asked to consider and vote upon a proposal to approve the Pioneer-Standard Electronics, Inc. 2000 Annual Incentive Plan (the "Incentive Plan"), the principal provisions of which are described below. The following description of the Incentive Plan is qualified in its entirety by reference to the actual terms and provisions of the Incentive Plan, which is set forth as Exhibit C to this Proxy Statement.

     The Board of Directors believes that the Incentive Plan promotes the Company's compensation objectives by (i) providing short-term financial awards to key employees of the Company in order to encourage them to improve the Company's operating results; and (ii) enabling the Company to recruit and retain such key employees by making the Company's overall compensation program competitive with the compensation programs of similar companies.

     The Incentive Plan will replace the Company's annual cash incentive obligation to senior executive officers as previously provided for in their respective employment agreements prior to approval of the 2000 Employment Agreements described earlier. The 2000 Employment Agreements instead provide for annual incentive compensation pursuant to the Incentive Plan, which can not be amended as to any senior executive party to a 2000 Employment Agreement without such executive's prior written consent. Consistent with the prior employment agreements, the Incentive Plan provides for annual incentive awards in accordance with a formula containing performance criteria established and administered by the Compensation Committee of the Board of Directors. The formula and criteria are not substantially different from those applicable under the previous employment agreements, although specific threshold minimum performance levels have been added.

     Previous employment agreement provisions for annual incentive compensation were not designed to satisfy the requirements for deductibility by the Company under Section 162(m) of the Code, which generally places a $1,000,000 limit on the tax deduction allowable for compensation paid (or accrued for tax purposes) with respect to each of the Chief Executive Officer and four other highest-paid executives during a tax year, unless the compensation meets certain requirements. It is preferred that awards under the Incentive Plan will satisfy the requirements for "performance-based compensation" under Section 162(m) of the Code and therefore will be deductible by the Company. These requirements include the requirement that performance-based compensation be paid pursuant to a plan approved by shareholders after adequate disclosure of the material terms of the plan and the applicable performance goals but before the compensation is paid. The Board of Directors believes that maximizing the tax deductibility of the Company's compensation expense is in the best interests of the Company's shareholders and therefore is submitting the Incentive Plan to shareholders for this purpose.

SUMMARY OF THE PLAN

     Administration. The Compensation Committee of the Board of Directors is authorized to administer the Incentive Plan, provided that the Compensation Committee consists entirely of persons who meet both the definition of "outside director" set forth in the regulations under Section 162(m) of the Code and the definition of "non-employee director" set forth in Rule 16b-3 under the Securities Exchange Act of 1934, as amended. The Committee has the exclusive right to (i) interpret the Incentive Plan; (ii) determine eligibility for participation in the Incentive Plan; (iii) decide all questions concerning eligibility for and the amount of awards payable under the Incentive Plan; (iv) establish and administer the performance goals and certify whether, and to what extent, they are attained; (v) construe the provisions of the Incentive Plan and correct any default, supply any omission, and reconcile any inconsistency in the Incentive Plan; (vi) issue administrative guidelines, regulations and forms necessary or as an aid to administering the Incentive Plan; and (vii) decide any and all questions arising in the administration, interpretation and application of the Incentive Plan. All decisions of the Committee and its action with respect to the Incentive Plan are final, binding and conclusive upon any person claiming a right or interest in or under the Incentive Plan The Incentive Plan permits the Committee to delegate some or all of its authority under the Incentive Plan to any person, except the selection and granting of awards to participants who are "covered employees" within the meaning of Section 162(m) of the Code.

     Eligible Participants. The employees eligible to receive compensation under the Incentive Plan are key employees of the Company and key employees of any member of the Company's affiliated group of corporations consisting of the Company and other corporations which are part of its affiliated group as determined under Section 1504 of the Code (determined without regard to Section 1504(b)). Generally, this means the Company and its subsidiaries. Key employees are eligible to receive compensation under the Incentive Plan only if selected for participation in the Incentive Plan for the fiscal year or other measurement period by the Committee. To date, the only key employees selected as participants are James L. Bayman, Arthur Rhein, and Steven M. Billick.

     Procedure for Determining Awards. Within the first 90 days of a fiscal year or other period appropriate in accordance with Section 162(m) of the Code, as applicable, the Committee will establish the performance goals which, if attained, will result in awards to the participants under the Incentive Plan. The performance goals for the Company as a whole or the operating units of the Company may include, but are not limited to, earnings, operating income, increases in revenues, return on capital, assets, investment, sales or equity, market share, share price, total shareholder return, or any combination thereof. If more than one performance goal for a fiscal year is established, the Committee will also establish the weighting of the performance goals. If the Committee fails to establish new performance goals for a fiscal year, the performance goals for the prior fiscal year will be deemed to be the performance goals for the fiscal year.

     The Committee may at any time during the first 90 days of a fiscal year or at any time thereafter in its sole and absolute discretion, adjust or modify the calculation of a performance goal for the fiscal year in order to prevent the dilution or enlargement of the rights of participants (i) in the event or in anticipation of any unusual or extraordinary corporate item, transaction, event or development; (ii) in recognition or in anticipation of any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to or in anticipation of changes in applicable laws, regulations, accounting principles or business conditions; and (iii) in view of the Committee's assessment of the business strategy of the Company, performance of comparable organizations, economic and business conditions, and any other circumstances deemed relevant. However, if any such adjustment would cause awards to "covered employees" under Section 162(m) of the Code to fail to qualify for deductibility under
Section 162(m), such adjustment will not apply to such covered employees.

     The actual level of achievement of the performance goals will serve as the basis for establishing the amount of the award payable to a participant for the fiscal year. If the performance goals established for the fiscal year are not satisfied, no award will be made under the Incentive Plan for such fiscal year.

     Amount and Form of Awards. The Committee will set forth in writing a formula to be used to determine whether any award is payable and the amount of the award payable to each participant upon satisfaction of the applicable performance goal for the fiscal year. The amount of the award will depend upon the level of attainment of the performance goal(s) for such fiscal year, provided that no participant's award for a fiscal year may exceed $1,500,000. As soon as practicable after the Company's financial results for the fiscal year have been approved by the Board of Directors or the Audit Committee of the Board of Directors, the Committee will certify in writing the attainment of the performance goals established for the fiscal year and will calculate the award, if any, payable to each participant. Awards may be paid in cash, in Common Shares, or in a combination at the Committee's discretion, and may be subject to such terms, conditions, restrictions and limitations (including, but not limited to, restrictions on transferability and vesting) as the Committee may determine, provided that such terms, conditions, restrictions and limitations are not inconsistent with the terms of the Incentive Plan. The payment of an award under the Incentive Plan in Common Shares will be based on the closing price of the Common Shares on Nasdaq on the latest date Nasdaq is open preceding the date of payment.

     Termination of Employment. If a participant's employment is terminated during a fiscal year by reason of his disability or death, or his involuntary termination of employment other than for "cause" or his voluntary termination of employment for "good reason," the participant will be eligible to receive a prorated award for the fiscal year in which such termination of employment occurs, provided that the participant has been a participant in the Incentive Plan for at least three months of the fiscal year. If a participant's employment is terminated for any other reason (except as provided in any employment agreement between the Company and the participant or in the case of a change in control (as defined in the Incentive Plan)) prior to the date on which awards for the fiscal year are paid, the participant's participation in the Incentive Plan will end, and the participant will not be entitled to any award for the fiscal year.

     Change in Control. In the event of a change in control, a participant who is participating in the Incentive Plan at the time of the change in control will be entitled to a single sum cash payment equal to the maximum award that could be paid under the Incentive Plan to the participant for the fiscal year in which the change in control occurs. If the maximum award that could be paid to a participant for the fiscal year is not determinable, the participant generally will be entitled to an amount equal to (a) the award, if any (or, if applicable, any annual award under any predecessor annual incentive plan of the Company), payable to the participant for the fiscal year immediately preceding the fiscal year in which such change in control occurs, or (b) if any participant did not participate in the Plan or any predecessor annual incentive plan during the immediately preceding fiscal year, an amount equal to 50% of such participant's annual base salary at the rate in effect at the time of the change in control. Further, all terms, conditions, restrictions and limitations in effect on any outstanding award shall immediately lapse on the date of the change in control. However, if a participant is entitled to any payment under the Incentive Plan in connection with a change in control pursuant to any employment agreement between the Company and such participant, the participant will not be entitled to duplicative payments.

     The Committee has the sole discretion to determine whether and the date on which a change in control occurred.

     A "change in control" is defined in the Incentive Plan as the occurrence of any of the following: (i) all or substantially all of the assets of the Company are sold or transferred to another corporation or entity, or the Company is merged, consolidated or reorganized with or into another corporation or entity, with the result that upon conclusion of the transaction less than 51% of the outstanding securities entitled to vote generally in the election of Directors or other capital interests of the acquiring corporation or entity are owned, directly or indirectly, by the holders of voting stock of the Company generally prior to the transaction; (ii) a report is filed on Schedule 13D or Schedule 14D-1 under the Exchange Act disclosing that any person (other than the Company, any affiliate of the Company, any employee benefit plan of the Company or an affiliate, including the trustee of any such plan, or the Pioneer Stock Benefit Trust) has become the beneficial owner of securities representing 20% or more of the combined voting power of the then-outstanding voting stock of the Company;
(iii) the Company files a report or proxy statement with the Commission disclosing that a change in control of the Company has or may have occurred or will or may occur in the future pursuant to any then-exiting contract or transaction; or (iv) the individuals who, at the beginning of any period of two consecutive calendar years, constituted the Directors of the Company cease for any reason to constitute at least a majority thereof unless the nomination for election by the Company's shareholders of each new Director was approved by a vote of at least two-thirds of the Directors of the Company still in office who were Directors at the beginning of any such period. These provisions are intended to protect the participants in the Incentive Plan in the event of a change in control, but could tend to inhibit an acquisition due to increased acquisition costs resulting from payments under the Incentive Plan.

     Applicable Business Criteria. For the fiscal year ending March 31, 2001 only, the Incentive Plan provides for the Committee to establish a performance goal for the six month period ending September 30, 2000 as well as for the fiscal year ending March 31, 2001. The performance goal established by the Committee for the six month period ending September 30, 2000 and for fiscal year 2001 consists of two parts or sub-goals. The first part is a threshold requirement of the attainment of a minimum operating profit to sales ratio. If this threshold performance requirement is not attained, no award will be paid under the Incentive Plan.

     Upon the Committee's certification of the attainment of the foregoing performance requirement based on the unaudited financial results for the Company and its consolidated subsidiaries and affiliates for the six month period ending September 30, 2000, an "interim award" will be payable to participants calculated pursuant to the second part of the performance goal. Each participant's interim award will be calculated by multiplying the participant's "participation percentage" (as established by the Committee) by the product of the "actual operating income" of the Company for this six month period, multiplied by the ratio of the Company's "actual return on capital" for this six month period to a return standard established by the Committee. "Actual operating income" is defined as the Company's income for the period before state and federal income tax and interest expense. "Actual return on capital" is defined as the Company's "actual operating income" divided by the sum of its interest-bearing debt, plus equity, as the average of such amounts as at the beginning of the fiscal year and at the end of each of the Company's fiscal quarters in the period. All amounts used to calculate the award payable reflect the operations of the Company and its consolidated subsidiaries and affiliates and will be calculated in conformity with generally accepted accounting principles. This second part of the performance goal is satisfied if the formula yields a positive result, subject to attainment of the threshold performance requirement described above.

     The performance goal and the method for calculating awards for the fiscal year ending March 31, 2001 are identical to the performance goal and method for calculating interim awards for the six month period ending September 30, 2000, except that the performance goal and the method for calculating awards for the fiscal year ending March 31, 2001 will be based on the audited financial results of the Company for the fiscal year. In addition, any award payable to a participant for a fiscal year ending March 31, 2001 will be offset by any interim award paid to such participant for the six month period ending September 30, 2000.

     The performance goal and method for calculating awards with respect to participants subject to Section 162(m) of the Code will remain the same thereafter, subject to the power of the Board of Directors to amend the Incentive Plan, subject to consents required under the 2000 Employment Agreements, and applicable law.

     The Committee has designated Messrs. Bayman, Rhein and Billick to participate in the Incentive Plan for the six month period ending September 30, 2000 and the fiscal year ending March 31, 2000. The "participation percentages" of each participant are set forth below:

                  NAME AND POSITION                     PARTICIPATION PERCENTAGE
                  -----------------                     ------------------------
James L. Bayman, Chairman and Chief Executive
  Officer.............................................           80/100%
Arthur Rhein, President and Chief Operating Officer...           65/100%
Steven M. Billick, Senior Vice President and Chief
  Financial Officer...................................           20/100%

     Because the award payable to each participant depends upon the Company's future financial results, it is not possible to determine the amount of the award payable to the participants in the Incentive Plan for the fiscal year ending March 31, 2001. If the Incentive Plan had been in effect during the prior fiscal year, awards would have been payable in the following amounts to the following persons and groups:

                                                                DOLLAR
                     NAME AND POSITION                        VALUE ($)
                     -----------------                        ----------
James L. Bayman, Chairman and Chief Executive Officer.......  $  619,662
Arthur Rhein, President and Chief Operating Officer.........     503,475
Thomas G. Pitera, President, Industrial Electronics
  Division..................................................     355,163
John V. Goodger, Vice President, Treasurer and Assistant
  Secretary.................................................     139,187
Gregory T. Geswein, Senior Vice President and Chief
  Financial Officer.........................................     271,390
Executive Group.............................................   1,888,877
Non-Executive Director Group................................           0
Non-Executive Officer Employee Group........................           0

     Changes to Targets. The Incentive Plan grants to the Committee the authority to administer the Incentive Plan, including the authority to change performance goal targets, such as the threshold percentage requirement for operating profit to sales and the applicable return standard. Participation percentages, while not technically targets, also are subject to change by the Committee subject to consents required under the 2000 Employment Agreements. To allow for such flexibility in establishing targets and for continued qualification under 162(m) of the Code, the Company anticipates seeking renewed approval of the Incentive Plan and the material terms of its performance goals not later than the first shareholder meeting that occurs in the fifth year following the current year.

     Discontinuation of Plan and Amendment. The Board of Directors may suspend or terminate the Incentive Plan at any time with or without prior notice. In addition, the Board of Directors may, from time to time and with or without prior notice, amend this Plan in any manner but may not without shareholder approval adopt any amendment that would require the vote of the shareholders of the Company pursuant to Section 16 of the Exchange Act or Section 162(m) of the Code. However, no suspension, termination or amendment will be effective as to any of Messrs. Bayman, Rhein or Billick unless prior written consent has been given by such senior executive officer, as provided under their respective employment agreements with the Company.

RECOMMENDATION; REQUIRED VOTE

     Adoption of the Pioneer-Standard Electronics, Inc. 2000 Annual Incentive Plan requires the affirmative vote by holders of at least a majority of the Common Shares voting on such matter. The Board of Directors recommends that you vote FOR the adoption of the Pioneer-Standard Electronics, Inc. 2000 Annual Incentive Plan.

                              INDEPENDENT AUDITORS

     The Board of Directors has selected Ernst & Young LLP to audit the accounts of the Company for the fiscal year ending March 31, 2001, and to perform such other accounting services as may be appropriate. Ernst & Young LLP and its predecessors have audited the accounts of the Company annually since 1964.

     Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, and they will have the opportunity to make a statement if they desire to do so. They will also be available to respond to appropriate questions from shareholders.

                                 OTHER MATTERS

     Reports will be laid before the Annual Meeting, including a letter from the Chairman of the Board and Chief Executive Officer which accompanies the financial statements of the Company and the Auditor's Report prepared by independent auditors. The Board of Directors does not contemplate and does not intend to present for consideration the taking of action by shareholders with respect to any reports to be laid before the Annual Meeting or with respect to the minutes of the Annual Meeting of Shareholders held on July 27, 1999, which will be read at the Annual Meeting on July 25, 2000, unless a motion to dispense with a reading is adopted.

     The Board of Directors is not aware of any matter to come before the Annual Meeting other than those mentioned in the accompanying Notice. However, if other matters shall properly come before the Annual Meeting, it is the intention of the persons named in the accompanying Proxy to vote in accordance with their best judgment on such matters.

     The cost of solicitation of Proxies, including the cost of preparing, assembling and mailing the Notice, Proxy Statement and Proxy, will be borne by the Company. In addition to solicitation by mail, arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxy materials to their principals, and the Company may reimburse them for their expenses in so doing. To the extent necessary to assure sufficient representation, officers and employees of the Company may in person or by telephone or telegram request the return of Proxies. The Company has also retained D.F. King & Co., Inc., a professional proxy solicitation firm, to aid in the solicitation of proxies, for whose services the Company will pay a fee of $9,000 plus reimbursement of out-of-pocket expenses.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's Directors and certain of its executive officers and persons who beneficially own more than 10% of the Common Shares to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Commission. Such persons are further required to furnish the Company with copies of all such forms filed by them. Based solely on the Company's review of the copies of such forms it has received, the Company believes that all of the Section 16(a) filing requirements were satisfied by the Company's Directors, executive officers and beneficial owners of more than 10% of the Common Shares.

                             SHAREHOLDER PROPOSALS

     Any shareholder proposal intended to be presented at the 2001 Annual Meeting of Shareholders must be received by the Company's Secretary at the Company's principal executive offices not later than February 1, 2001, for inclusion in the Proxy Statement and form of Proxy relating to that Annual Meeting. Each proposal submitted should be accompanied by the name and address of the shareholder submitting the proposal and the number of Common Shares owned. If the proponent is not a shareholder of record, proof of beneficial ownership should also be submitted. All proposals must be a proper subject for action and comply with the proxy rules of the Commission.

     UPON THE RECEIPT OF A WRITTEN REQUEST FROM ANY SHAREHOLDER ENTITLED TO VOTE AT THE FORTHCOMING ANNUAL MEETING, THE COMPANY WILL MAIL, AT NO CHARGE TO THE SHAREHOLDER, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES REQUIRED TO BE FILED WITH THE COMMISSION PURSUANT TO RULE 13a-1 UNDER THE EXCHANGE ACT, FOR THE COMPANY'S MOST RECENT FISCAL YEAR. REQUESTS FROM BENEFICIAL OWNERS OF THE COMPANY'S VOTING SECURITIES MUST SET FORTH A GOOD-FAITH REPRESENTATION THAT, AS OF THE RECORD DATE FOR THE ANNUAL MEETING, THE PERSON MAKING THE REQUEST WAS THE BENEFICIAL OWNER OF SECURITIES ENTITLED TO VOTE AT SUCH ANNUAL MEETING. WRITTEN REQUESTS FOR SUCH ANNUAL REPORT SHOULD BE DIRECTED TO:

                       Steven M. Billick
                       Senior Vice President and Chief Financial Officer Pioneer-Standard Electronics, Inc.
                       6065 Parkland Boulevard
                       Mayfield Heights, Ohio 44124

     You are urged to sign and return your Proxy promptly in order to make certain your shares will be voted at the Annual Meeting. For your convenience a return envelope is enclosed requiring no additional postage if mailed in the United States.

                                    By Order of the Board of Directors.

                                    LAWRENCE N. SCHULTZ
                                    Secretary

June 28, 2000

                                                                       EXHIBIT A

                       PIONEER-STANDARD ELECTRONICS, INC.
                  2000 STOCK OPTION PLAN FOR OUTSIDE DIRECTORS

     Pioneer-Standard Electronics, Inc., hereinafter called the "Company," hereby adopts a stock option plan for eligible directors of the Company pursuant to the following terms and provisions:

     1. PURPOSE OF THE PLAN. The purpose of this plan, hereinafter called the "Plan," is to provide additional incentive to those directors of the Company who are not employees of the Company or any of its subsidiaries or affiliates by encouraging them to acquire a new or an additional share ownership in the Company, thus increasing their proprietary interest in the Company's business and providing them with an increased personal interest in the Company's continued success and progress. These objectives will be promoted through the grant of options to acquire the Company's Common Shares, without par value (the "Common Shares"), pursuant to the terms of the Plan. Only those directors who meet the qualifications stated above are eligible for and shall receive options under this Plan.

     2. EFFECTIVE DATE OF THE PLAN. The Plan shall become effective upon adoption by the Board of Directors on April 26, 2000, subject to approval by holders of a majority of the outstanding shares of voting capital stock of the Company. In the event the Plan is not so approved within twelve (12) months after the date the Plan is adopted by the Board of Directors, the Plan and the options granted hereunder shall be null and void.

     3. SHARES SUBJECT TO THE PLAN. The shares to be issued upon the exercise of the options granted under the Plan shall be Common Shares of the Company. Either treasury or authorized and unissued Common Shares, or both, as the Board of Directors shall from time to time determine, may be so issued. Common Shares which are the subject of any lapsed, expired or terminated options may be made available for reoffering under the Plan. If an option granted under this Plan is exercised pursuant to the terms and conditions of subsection 5(b), any Common Shares which are the subject thereof shall not thereafter be available for reoffering under the Plan.

     Subject to the provisions of the next succeeding paragraph of this Section 3, the aggregate number of Common Shares for which options may be granted under the Plan shall be One Hundred Five Thousand (105,000) Common Shares.

     In the event that, after the date of adoption of the Plan by the Board of Directors, the Common Shares should, as a result of a stock split, stock dividend, combination or exchange of shares, exchange for other securities, reclassification, reorganization, redesignation, merger, consolidation, recapitalization, spin-off or other such change, be increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, then (i) there shall automatically be substituted for each Common Share subject to an unexercised option (in whole or in part) granted under the Plan and each Common Share made available for grant to each eligible director pursuant to Section 4 hereof, the number and kind of shares of stock or other securities into which each outstanding Common Share shall be changed or for which each such Common Share shall be exchanged, (ii) the option price per Common Share or unit of securities shall be increased or decreased proportionately so that the aggregate purchase price for the securities subject to the option shall remain the same as immediately prior to such event, and (iii) the Board shall make such other adjustments as may be appropriate and equitable to prevent enlargement or dilution of option rights. Any such adjustment may provide for the elimination of fractional shares.

     4. GRANT OF OPTIONS. Subject to the terms of the Plan, options shall be granted to each eligible director annually on the date of the Annual Meeting of Shareholders of the Company, commencing with the Annual Meeting of Shareholders to be held in 2001, for the purchase of seven thousand five hundred (7,500) Common Shares by each such director at an option price per share equal to the fair market value of a Common Share of the Company on the date said options are granted. Each such option granted shall be immediately exercisable in full upon grant and shall remain exercisable for a period of ten (10) years from the date of grant, subject to the provisions of section 5 hereof.

     5. OPTION PROVISIONS.

          (a) Limitation on Exercise and Transfer of Options. Only the director to whom the option is granted may exercise the same except where a guardian or other legal representative has been duly appointed for such director and except as otherwise provided in the case of such director's death. Except as otherwise provided in the event of a director's death, only the director may exercise an option, provided that (i) a guardian or other legal representative who has been duly appointed for such director may exercise an option on behalf of the director and (ii) a transferee of an option that has been transferred as permitted pursuant to subparagraph (C) below may exercise such transferred option subject to the terms and conditions of the Plan. No option granted hereunder shall be transferable other than (A) by the Last Will and Testament of the director or, if the director dies intestate, by the applicable laws of descent and distribution, (B) to the extent approved by the Board of Directors, pursuant to a domestic relations order, or (C) to the extent approved by the Board of Directors, by a director who transfers such option to a member of his or her Immediate Family (as defined below) or to a trust or partnership established for the exclusive benefit of the members of his or her Immediate Family. The words "Immediate Family" shall mean a director's children, stepchildren, grandchildren, parents, stepparents, grandparents, spouse, siblings (including half brothers and sisters), in-laws and other individuals who have a relationship to the director arising because of a legal adoption. Notwithstanding subparagraph (C) to the contrary, no transfer shall be made pursuant to said subparagraph (C):

             (i) to the extent the transfer is made for consideration; or

             (ii) to the extent that such transferability would cause Form S-8 not to be available to register the Common Shares that are issuable upon exercise of the options so transferred.

     Any purported assignment, transfer, pledge hypothecation or other disposition of any of the options contrary to the provisions of this Plan, or any levy of execution, attachment or other process attempted upon any of the options, shall be null and void and without effect. Any person to whom an option is transferred by the director as permitted by paragraph (C) above shall thereafter succeed to all of the rights of the director with respect to exercising the option, provided that the transferee shall have the right to exercise such option only if and to the extent the Optionee would have had the right to exercise such option had the transfer not been made.

          (b) Exercise of Option. Each option granted hereunder may be exercised in whole or in part from time to time during the option period, but this right of exercise shall be limited to whole shares. Options shall be exercised by the optionee giving written notice to the Secretary or the Vice President, Treasurer and Assistant Secretary of the Company at its principal business office, by certified mail, return receipt requested, of the intention to exercise the same and the number of Common Shares with respect to which the Option is being exercised (the "Notice of Exercise of Option") accompanied by full payment of the purchase price in cash or in whole or in part in Common Shares having a fair market value on the date before the option is exercised equal to that portion of the purchase price for which payment in cash is not made. Such Notice of Exercise of Option shall be deemed delivered upon deposit into the mails.

          (c) Termination of Directorship. If the optionee ceases to be a director of the Company as a result of his or her voluntary resignation during his or her term or his or her removal from the Board of Directors with cause (as determined in the sole discretion of the Board of Directors), his or her option shall terminate on the effective date of termination of his or her directorship and neither he or she nor any other person shall have any right after such date to exercise all or any part of such option. If the optionee ceases to be a director of the Company for any reason other than the foregoing, including death or disability or not standing for reelection as a director, then the option will remain exercisable, subject to the terms and provisions contained herein and in the Option Agreement pursuant to which such option was granted, until the earlier of (i) the tenth anniversary of the date on which the option was granted or (ii) the second anniversary of the effective date of termination, by the optionee or, in the case of the optionee's death, by the optionee's estate or by the person designated in the optionee's Last Will and Testament or to whom transferred by the applicable laws of descent and distribution.

          (d) Option Agreements. Options granted under the Plan shall be subject to the further terms and provisions of an Option Agreement, the execution of which by each optionee shall be a condition to the receipt of an option.

     6. INVESTMENT REPRESENTATION, APPROVALS AND LISTING. The options to be granted hereunder shall be further conditioned upon receipt of the following investment representation from the optionee:

          "I further agree that any Common Shares of Pioneer-Standard Electronics, Inc., which I may acquire by virtue of this option shall be acquired for investment purposes only and not with a view to distribution or resale; provided, however, that this restriction shall become inoperative in the event the said Common Shares subject to this option shall be registered under the Securities Act of 1933, as amended, or in the event there is presented to Pioneer-Standard Electronics, Inc. an opinion of counsel satisfactory to Pioneer-Standard Electronics, Inc., to the effect that the offer or sale of the Common Shares subject to this option may lawfully be made without registration under the Securities Act of 1933, as amended."

     The Company shall not be required to issue any certificate or certificates for Common Shares upon the exercise of an option granted under the Plan prior to
(i) the obtaining of any approval from any governmental agency which the Company shall, in its sole discretion, determine to be necessary or advisable, (ii) the admission of such Common Shares to listing on any national securities exchange or transaction reporting system on which the Common Shares may be listed, (iii) the completion of any registration or other qualification of the Common Shares under any state or federal law or ruling or regulations of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable or the determination by the Company, in its sole discretion, that any registration or other qualification of the Common Shares is not necessary or advisable; (iv) the obtaining of an investment representation from the optionee in the form stated above or in such other form as the Company, in its sole discretion, shall determine to be adequate; and (v) counsel for the Company determining that the issuance and delivery of such Common Shares is in compliance with all applicable laws, regulations of governmental authority, or the requirements of the Nasdaq National Market or any securities exchange on which the Common Shares are traded.

     7. GENERAL PROVISIONS. For all purposes of this Plan the fair market value of a Common Share shall be determined as follows: so long as the Common Shares of the Company are listed upon an established stock exchange or exchanges or on the Nasdaq National Market such fair market value shall be determined to be the highest closing price of such Common Shares on such stock exchange or exchanges or on such transaction reporting system on the day the option is granted (or the day before the Common Shares are tendered as payment, in the case of determining fair market value for that purpose) or if no sale of such Common Shares shall have been made on any stock exchange or transaction reporting system on that day, then on the next preceding day on which there was a sale of such Common Shares; and during any period of time as such Common Shares are not listed upon an established stock exchange or the Nasdaq National Market the fair market value per share shall be the last sales price of such Common Shares in the over-the-counter market on the day the option is granted (or the day before the shares are tendered as payment, in the case of determining fair market value for that purpose), as reported by The Nasdaq Stock Market Inc.

     The liability of the Company under the Plan and any distribution of Common Shares made hereunder is limited to the obligations set forth herein with respect to such distribution and no term or provision of the Plan shall be construed to impose any liability on the Company in favor of any person with respect to any loss, cost or expense which the person may incur in connection with or arising out of any transaction in connection with the Plan, including, but not limited to, any liability to any Federal, state, or local tax authority and/or any securities regulatory authority.

     Nothing in the Plan or in any option agreement shall confer upon any optionee any right to continue as a director of the Company, or to be entitled to any remuneration or benefits not set forth in the Plan or such option.

     Nothing contained in the Plan or in any option agreement shall be construed as entitling any optionee to any rights of a shareholder as a result of the grant of an option until such time as Common Shares are actually issued to such optionee pursuant to the exercise of an option.

     The Plan may be assumed by the successors and assigns of the Company.

     The cash proceeds received by the Company from the issuance of Common Shares pursuant to the Plan will be used for general corporate purposes or in such other manner as the Board of Directors deems appropriate.

     This Plan shall be administered by the Board of Directors of the Company. The Board of Directors may appoint a committee consisting of three or more "non-employee directors" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and may, to the full extent permitted by law, authorize and empower such committee to do any and all things which the Board is authorized and empowered to do with respect to the Plan. The Board of Directors shall have all the powers and authority vested in it by the terms of the Plan, such powers and authority to include, without limitation, the authority to interpret the Plan and the Options granted under the Plan, to determine the persons eligible to participate in the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations which it believes necessary or advisable for the administration of the Plan. The Board of Directors may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Option in the manner and to the extent the Board of Directors deems necessary or desirable to carry it into effect. Any decision of the Board of Directors in the administration of the Plan, as described herein, shall be final and conclusive. The Board may act only by a majority of its members in office, except that the members thereof may authorize any one or more of their number or any officer of the Company to execute and deliver documents on behalf of the Board of Directors. The expense of administering the Plan shall be borne by the Company.

     The captions and section numbers appearing in the Plan are inserted only as a matter of convenience. They do not define, limit, construe or describe the scope or intent of the provisions of the Plan.

     8. TAXES. A participant may satisfy any Federal, state and local tax obligations associated with the exercise of an option by the transfer to the Company of Common Shares or a combination of cash and Common Shares, or by requesting the Company to withhold a sufficient number of Common Shares to satisfy such tax obligations. If a participant does not satisfy his or her tax obligations in the manner described in the preceding sentence, the Company may withhold, or require a participant to remit to the Company, an amount of cash sufficient to pay any federal, state and local taxes associated with the exercise of an option.

     9. VENUE. The venue of any claim brought hereunder by an eligible Director shall be Cleveland, Ohio.

     10. CHANGES IN GOVERNING RULES AND REGULATIONS. All references herein to the Internal Revenue Code of 1986, as amended, or sections thereof, or to rules and regulations of the Department of Treasury or of the Securities and Exchange Commission, shall mean and include the Code sections thereof and such rules and regulations as are now in effect or as they may be subsequently amended, modified, substituted or superseded.

     11. AMENDMENT OF THE PLAN. The Plan may be amended, modified or suspended from time to time prior to its termination by the Board of Directors. In no event, however, without the approval of shareholders, shall any action of the Board of Directors result in (a) materially amending, modifying or altering the eligibility requirements provided in Section 1 hereof; (b) increasing, except as provided in Section 3 hereof, the maximum number of Common Shares available for purchase under the Plan; or (c) increasing the benefits accruing to optionees under the plan, except to conform this Plan and any agreements made hereunder to changes in the Internal Revenue Code of 1986, as amended, or governing law.

     12. TERMINATION OF THE PLAN. The Plan shall terminate ten years from the date of its adoption by the Board of Directors of the Company and thereafter no options shall be granted hereunder. All options outstanding at the time of termination of the Plan shall continue in full force and effect in accordance with and subject to their terms and the terms and conditions of the Plan.

                                                                       EXHIBIT B

                       PIONEER-STANDARD ELECTRONICS, INC.
                           2000 STOCK INCENTIVE PLAN

                                   ARTICLE I

                      GENERAL PURPOSE OF PLAN; DEFINITIONS

     1.1 Name and Purposes. The name of this plan is the Pioneer-Standard Electronics, Inc. 2000 Stock Incentive Plan (the "Plan"). The purpose of this Plan is to enable Pioneer-Standard Electronics, Inc. (the "Company") and its Affiliates to (i) attract and retain officers and other employees and consultants who are expected to contribute to the Company's success by providing long-term incentive compensation opportunities competitive with those made available by other companies, (ii) motivate Plan participants to achieve the long term success and growth of the Company and (iii) align the interests of the Plan participants with those of the Company's public shareholders.

     1.2 Certain Definitions. Unless the context otherwise indicates, the following words used herein shall have the following meanings whenever used in this instrument:

          (a) The word "Affiliate" means any corporation, partnership, joint venture or other entity, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with the Company as determined by the Board of Directors in its discretion.

          (b) The word "Award" means any grant under this Plan of a Stock Option, Stock Appreciation Right, Restricted Shares or Performance Shares to any Plan participant.

          (c) The words "Board of Directors" mean the Board of Directors of the Company, with any individual members thereof being referred to as a "Director."

          (d) The word "Cause" means a participant's termination of employment shall have been the result of:

             (i) his conviction of any of the following offenses, provided that such offense results in material economic harm to the Company or any Affiliate or has a materially adverse effect on the operations, property or business relationships of the Company or an Affiliate: (A) misappropriation of money or other property of the Company or any Affiliate or (B) any felony;

             (ii) a participant's failure, during his employment with the Company or any Affiliate, to devote his full time and undivided attention during normal business hours to the business and affairs of the Company or any Affiliate, except for reasonable vacations and for illness or incapacity; provided, however, that a participant may, with the consent of the Company, serve as a director or member of an advisory committee of any organization involving no conflict of interest with the interests of the Company, engage in charitable and community activities, and manage his personal affairs, provided that such activities do not materially interfere with the regular performance of his duties and responsibilities of employment;

             (iii) a participant's failure to substantially perform his employment duties with the Company or an Affiliate; or

             (iv) conduct by a participant that is in material competition with the Company or conduct by a participant that breaches his or her duty of loyalty to the Company or that is materially injurious to the Company, monetarily or otherwise, which conduct may include, but is not limited to, (A) disclosing or misusing any confidential information pertaining to the Company or an Affiliate or (B) attempting, directly or indirectly, to induce any employee or agent of the Company to be employed or perform services elsewhere.

             The determination of whether any conduct, action or failure to act constitutes "Cause" shall be made by the Committee in its sole discretion.

          (e) The word "Code" means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code includes a reference to any lawful regulation or pronouncement promulgated thereunder and to any successor provision.

          (f) The word "Committee" means the entity administering this Plan as provided in Section 2.1 hereof or, if none has been appointed, then the Board of Directors as a whole.

          (g) The words "Common Shares" mean the Common Shares, without par value, of the Company.

          (h) The word "Company" means Pioneer-Standard Electronics, Inc., a corporation organized under the laws of the State of Ohio (or any successor corporation).

          (i) The words "Date of Grant" mean the date on which the Committee grants an Award or a future date that the Committee designates at the time of the Award.

          (j) The word "Director" means a member of the Board of Directors.

          (k) The word "Disability" means a participant's physical or mental incapacity resulting from personal injury, disease, illness or other condition, which (i) prevents him or her from performing his or her duties for the Company, as the same is determined by the Committee or its designee after reviewing any medical evidence or requiring any medical examinations which the Committee or its designee considers necessary to its determination, and (ii) results in a termination of his or her employment with the Company.

          (l) The words "Early Retirement" mean a participant's retirement from active employment with the Company on and after the later of attainment of age 55 or the completion of seven years of service.

          (m) The acronym "ERISA" means the Employee Retirement Income Security Act of 1974, as amended. A reference to any provision of ERISA includes a reference to any lawful regulation or pronouncement promulgated thereunder and to any successor provision.

          (n) The words "Exchange Act" mean the Securities Exchange Act of 1934, as amended.

          (o) The words "Exercise Price" mean the purchase price of a Share covered by a Stock Option.

          (p) The words "Fair Market Value" mean the last closing price of a Share as reported on the Nasdaq National Market, or, if applicable, on the national securities exchange on which the Common Shares are principally traded, on the date for which the determination of fair market value is made, or, if there are no sales of Common Shares on such date, then on the most recent immediately preceding date on which there were any sales of Common Shares. If the Common Shares are not or cease to be traded on the Nasdaq National Market or a national securities exchange, the "Fair Market Value" of Common Shares shall be determined in the manner prescribed by the Committee.

          (q) The words "Incentive Stock Option" and the acronym "ISO" mean a Stock Option that is clearly identified as such and which meets the requirements of Section 422 of the Code, or any successor provision, and therefore qualifies for favorable tax treatment.

          (r) The words "Non-Qualified Stock Option" and the acronym "NQSO" mean a Stock Option that does not meet the requirements of Section 422 of the Code and which is governed by Section 83 of the Code, or a Stock Option that does not meet the requirements of Section 422 of the Code, but which is clearly identified as a Non-Qualified Stock Option and therefore is governed by Section 83 of the Code.

          (s) The words "Normal Retirement" mean retirement from active employment with the Company on or after the age of 65.

          (t) The words "Outside Director" mean a Director who meets the definition of "outside director" set forth in Section 162(m) of the Code and regulations promulgated thereunder and the definition of "non-employee director" set forth in Rule 16b-3 under the Exchange Act, or any successor definitions adopted by the Internal Revenue Service and Securities and Exchange Commission, respectively.

          (u) The word "Parent" means any corporation which qualifies as a "parent corporation" of the Company under Section 424(e) of the Code.

          (v) The words "Performance Shares" are defined in Article 9.

          (w) The acronym "QUADRO" means a qualified domestic relations order as defined by the Code.

          (x) The words "Reload Option" are defined in Section 5.3.

          (y) The word "Retirement" means Normal Retirement or Early Retirement.

          (z) The words "Restricted Shares" are defined in Article 8.

          (aa) The word "Share" or "Shares" means one or more of the Common Shares.

          (bb) The words "Stock Appreciation Rights" and the acronym "SAR" mean any right pursuant to an Award granted under Article 7.

          (cc) The words "Stock Option" mean any right to purchase a specified number of Shares at a specified price which is granted pursuant to Article 5 herein and may be an Incentive Stock Option, a Non-Qualified Stock Option or a Reload Option.

          (dd) The word "Subsidiary" means any corporation which qualifies as a "subsidiary corporation" of the Company under Section 424(f) of the Code.

          (ee) The word "Vested" means that the time has been reached, with respect to Stock Options, when the option to purchase Shares first becomes exercisable; with respect to Stock Appreciation Rights, when the Stock Appreciation Right first becomes exercisable for payment, and with respect to Restricted Shares, when the Shares are no longer subject to forfeiture and restrictions on transferability. The words "Vest" and "Vesting" have meanings correlative to the foregoing.

                                   ARTICLE II

                                 ADMINISTRATION

     2.1. Authority and Duties of the Committee.

          (a) The Plan shall be administered by a Committee of not less than three Directors who are appointed by the Board of Directors and serve at its pleasure. Unless otherwise determined by the Board of Directors, the Compensation Committee shall serve as the Committee, and all of the members of the Committee shall be Outside Directors.

          (b) The Committee has the power and authority to grant Awards pursuant to the terms of this Plan to officers and other employees (including those who also serve as Directors) and to consultants.

          (c) In particular, the Committee has the authority, subject to any limitations specifically set forth in this Plan, to:

             (i) select the employees and consultants to whom Awards are granted;

             (ii) determine the types of Awards granted and the timing of such Awards;

             (iii) determine the number of Shares to be covered by each Award granted hereunder;

             (iv) determine the other terms and conditions, not inconsistent with the terms of this Plan and any operative employment agreement, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price the time or times when Options or Stock Appreciation Rights may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or Stock Appreciation Right or the Common Shares relating thereto, based in each case on such factors as the Committee, in its sole discretion, shall determine;

             (v) determine whether any conditions or objectives related to Awards have been met;

             (vi) subsequently modify or waive any terms and conditions of Awards, not inconsistent with the terms of this Plan and any operative employment agreement;

             (vii) determine whether, to what extent and under what circumstances, Shares and other amounts payable with respect to any Award are deferred either automatically or at the election of the participant;

             (viii) adopt, alter and repeal such administrative rules, guidelines and practices governing this Plan as it deems advisable from time to time;

             (ix) promulgate such administrative forms as they from time to time deem necessary or appropriate for administration of the Plan;

             (x) interpret the terms and provisions of this Plan and any Award (and any agreements relating thereto); and

             (xi) otherwise supervise the administration of this Plan.

          (d) All decisions made by the Committee pursuant to the provisions of this Plan are final and binding on all persons, including the Company, its shareholders and Plan participants, but may be made subject to ratification or approval by the Board of Directors, another committee of the Board of Directors, or shareholders.

     2.2 Delegation of Authority. The Committee may delegate its powers and duties under this Plan to the Chief Executive Officer of the Company, subject to such terms, conditions and limitations as the Committee may establish in its sole discretion; provided, however, that the Committee may not delegate its powers and duties under this Plan with regard to Awards to the Company's executive officers or any participant who is a "covered employee" as defined in Section 162(m) of the Code. In addition, the Committee may delegate to any other person or persons ministerial duties, and it may employ attorneys, consultants, accountants or other professional advisers.

                                  ARTICLE III

                             STOCK SUBJECT TO PLAN

     3.1 Total Shares Limitation. Subject to the provisions of this Article 3, the maximum number of Shares that may be issued pursuant to Awards granted under this Plan is 2,000,000, which may be newly issued Shares or Shares that have been reacquired in the open market or in private transactions.

     3.2 Other Limitations.

          (a) ISO Limitations. The maximum number of Shares available with respect to all Stock Options granted under this Plan that are intended to be Incentive Stock Options is 2,000,000 Shares.

          (b) Stock Award Limitation. The maximum number of Shares available with respect to all Restricted Share and Performance Share Awards granted under this Plan is 2,000,000 Shares.

          (c) Participant Limitation. The aggregate number of Shares underlying Awards granted under this Plan to any one participant in any calendar year, regardless of whether such Awards are thereafter canceled, forfeited or terminated, shall not exceed 1,000,000 Shares. The foregoing annual limitation is intended to include the grant of all Awards representing "qualified performance-based compensation" within the meaning of Section 162(m) of the Code.

     3.3 Awards Not Exercised. In the event any outstanding Award, or portion thereof, expires, or is terminated, canceled or forfeited, the Shares that would otherwise be issuable with respect to the unexercised portion of such expired, terminated, canceled or forfeited Award shall be available for subsequent Awards under this Plan.

     3.4 Dilution and Other Adjustments. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, then the Committee may, in such manner as it deems equitable, adjust any or all of (i) the number and type of Shares (or other securities or other property) which thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or other property) subject to outstanding Awards, (iii) the limitations set forth above, and (iv) the purchase or exercise price or any performance measure with respect to any Award; provided, however, that the number of Shares or other securities covered by any Award or to which such Award relates is always a whole number.

                                   ARTICLE IV

                                  PARTICIPANTS

     4.1 Eligibility. Officers, all other regular active employees of the Company or any its Affiliates (excluding any Director who receives compensation by the Company solely in relation to his services as a Director), and consultants to the Company or any of its Affiliates are eligible to participate in this Plan. The Plan participants may be selected from time to time by the Committee in its sole discretion, or, with respect to employees other than executive officers or participants who are "covered employees" as defined in
Section 162(m) of the Code, by the Chief Executive Officer with proper delegation from the Committee. (See Article 17 hereof with respect to the shareholder approval requirement.)

                                   ARTICLE V

                              STOCK OPTION AWARDS

     5.1 Option Grant. Each Stock Option granted under this Plan (or delegation of authority to the Chief Executive Officer to grant Stock Options) will be evidenced by minutes of a meeting, or by a unanimous written consent without a meeting, of the Committee and by a written agreement dated as of the Date of Grant and executed by the Company and by the Plan participant.

     5.2 Terms and Conditions of Grants. Stock Options granted under this Plan are subject to the following terms and conditions and may contain such additional terms, conditions, restrictions and contingencies with respect to exercisability and/or with respect to the Shares acquired upon exercise, not inconsistent with the terms of this Plan and any operative employment agreement, as the Committee deems desirable:

          (a) Exercise Price. The Exercise Price fixed at the time of grant will not be less than 100% of the Fair Market Value of the Shares as of the Date of Grant. If a variable Exercise Price is specified at the time of grant, the Exercise Price may vary pursuant to a formula or other method established by the Committee which provides a floor for Fair Market Value as of the Date of Grant. Except as otherwise provided in Section 3.4 hereof, no subsequent amendment of an outstanding Stock Option may reduce the Exercise Price to be less than 100% of the Fair Market Value of the Shares as of the Date of Grant.

          (b) Option Term. Any unexercised portion of a Stock Option granted hereunder shall expire at the end of the stated term of the Stock Option. The Committee shall determine the term of each Stock Option at the time of grant and may thereafter extend the term in its discretion. If a definite term is not specified by the Committee at the time of grant, then the term is deemed to be ten years.

          (c) Vesting. Stock Options, or portions thereof, are exercisable at such time or times as determined by the Committee in its discretion at or after grant. If the Committee provides that any Stock Option becomes Vested over a period of time, in full or in installments, the Committee may waive or accelerate such Vesting provisions at any time. If no other Vesting provision is specified by the Committee at the time of grant, then the Stock Option is deemed to Vest in three installments (as equal as possible to the whole Share) on the first, second and third anniversaries of the Date of Grant. (Also see the Change in Control provisions in Article 11.)

          (d) Method of Exercise. Vested portions of any Stock Option may be exercised in whole or in part at any time during the option term by giving written notice of exercise to the Company specifying the number of Shares to be purchased. The notice must be given by or on behalf of a person entitled to exercise the Stock Option, accompanied by payment in full of the Exercise Price, along with any required tax withholding pursuant to Section 16.3 hereof. Subject to the approval of the Committee, the Exercise Price may be paid:

             (i) in cash in any manner satisfactory to the Committee;

             (ii) by tendering (by either actual delivery of Shares or by attestation) previously owned Shares acquired at least six months prior to such tender and having an aggregate Fair Market Value on the date of exercise equal to the Exercise Price applicable to such Stock Option exercise, and, with respect to the exercise of NQSOs, including Restricted Shares granted at least six months prior to such tender;

             (iii) by a combination of cash and Shares; or

             (iv) by authorizing a broker to sell, on behalf of the participant, the appropriate number of Shares otherwise issuable to the participant upon the exercise of a Stock Option with the proceeds of sale applied to pay the Exercise Price and tax withholding, provided that the Company has implemented such a broker-handled same day sale program.

             If the Exercise Price of a NQSO is paid by tendering Restricted Shares, then the Shares received upon the exercise will contain identical restrictions as the Restricted Shares so tendered. Except as otherwise provided by law and in the Committee's sole discretion, required tax withholding may be paid by only cash or through a same day sale transaction.

          (e) Issuance of Shares. The Company will issue or cause to be issued such Shares promptly upon exercise of the Option. No Shares will be issued until full payment has been made. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder will exist with respect to the Shares, notwithstanding the exercise of the Option.

          (f) Form. Unless the grant of a Stock Option is designated at the time of grant as an ISO, it is deemed to be an NQSO. ISOs are also subject to the terms and conditions stated in Article 6 hereof.

     5.3 Grant of Reload Options. If the Committee so provides in its discretion at or after grant, an optionee who exercises all or part of a Non-Qualified Stock Option by payment of the Exercise Price with previously owned Shares will be granted an additional Stock Option (a "Reload Option") for a number of Shares equal to the number of Shares tendered in the exercise of the original Stock Option. Each Reload Option will have a Date of Grant which is the date as of which the original Stock Option to which it applies is exercised and will become Vested on the six-month anniversary of the Date of Grant of the Reload Option. The Reload Option will have the same expiration and all other terms and conditions as the original Stock Option to which it applies, except that the Exercise Price will be equal to at least 100% of the Fair Market Value as of the Date of Grant of the Reload Option.

     5.4 Termination of Grants Prior to Expiration. Unless otherwise provided in an employment agreement entered into between the optionee and the Company and approved by the Committee, either before or after the Date of Grant, or otherwise specified at or after the time of grant, and subject to Article 6 hereof with respect to ISOs, the following early termination provisions apply to all Stock Options:

          (a) Termination by Death. If an optionee's employment by the Company or its Affiliates terminates by reason of his or her death, all Stock Options held by such optionee will immediately become Vested, but thereafter may only be exercised (by the legal representative of the optionee's estate, or by the legatee or heir of the optionee pursuant to a will or the laws of descent and distribution) for a period of one year (or such other period as the Committee may specify at or after the time of grant) from the date of such death, or until the expiration of the original term of the Stock Option, whichever period is the shorter.

          (b) Termination by Reason of Disability. If an optionee's employment by the Company or its Affiliates terminates by reason of his or her Disability, all Stock Options held by such optionee will immediately become Vested, but thereafter may only be exercised for a period of one year (or such other period as the Committee may specify at or after the time of grant) from the date of such termination of employment, or until the expiration of the original term of the Stock Option, whichever period is the shorter. If the optionee dies within such one-year period (or such other period as applicable), any unexercised Stock Option held by such optionee will thereafter be exercisable by the legal representative of the optionee's estate, or by the legatee or heir of the optionee pursuant to a will or the laws of descent and distribution, for the greater of the remainder of the one-year period (or other period as applicable) or for a period of twelve months from the date of such death, but in no event shall any portion of the Stock Option be exercisable after its original stated expiration date.

          (c) Termination by Reason of Retirement. If an optionee's employment by the Company or its Affiliates terminates by reason of his or her Retirement, all Stock Options held by such optionee immediately become Vested but thereafter may only be exercised for a period of two years (or such other period as the Committee may specify at or after the time of grant) from the date of such termination of employment, or until the expiration of the original term of the Stock Option, whichever period is the shorter. If the optionee dies within such two-year period (or such other period as applicable), any unexercised Stock Option held by such optionee will thereafter be exercisable by the legal representative of the optionee's estate, or by the legatee or heir of the optionee pursuant to a will or the laws of descent and distribution, for the greater of the remainder of the two-year period (or such other period as applicable) or for a period of twelve months from the date of such death, but in no event shall any portion of the Stock Option be exercisable after its original stated expiration date.

          (d) Termination for Cause. If an optionee's employment by the Company or its Affiliates is terminated for Cause, all Stock Options (or portions thereof) which have not been exercised, whether Vested or not, are automatically forfeited immediately upon termination.

          (e) Other Termination. If an optionee's employment by the Company or its Affiliates terminates, voluntarily or involuntarily, for any reason other than death, Disability, Retirement or for Cause, any Vested portions of Stock Options held by such optionee at the time of termination may be exercised by the optionee for a period of three months (or such other period as the Committee may specify at or after the time of grant) from the date of such termination or until the expiration of the original term of the Stock Option, whichever period is the shorter. No portion of any Stock Option which is not Vested at the time of such termination will thereafter become Vested.

                                   ARTICLE VI

              SPECIAL RULES APPLICABLE TO INCENTIVE STOCK OPTIONS

     6.1 Eligibility. Notwithstanding any other provision of this Plan to the contrary, an ISO may only be granted to full or part-time employees (including officers and Directors who are also employees) of the

Company or of an Affiliate, provided that the Affiliate is also a "subsidiary corporation" within the meaning of Section 424(f) of the Code.

     6.2 Special ISO Rules.

          (a) Exercise Price. The Exercise Price fixed at the time of grant will not be less than 100% of the Fair Market Value of the Shares as of the Date of Grant. If a variable Exercise Price is specified at the time of grant, the Exercise Price may vary pursuant to a formula or other method established by the Committee which provides a floor for Fair Market Value as of the Date of Grant. Except as otherwise provided in Section 3.4 hereof, no subsequent amendment of an outstanding Stock Option may reduce the Exercise Price to be less than 100% of the Fair Market Value of the Shares as of the Date of Grant.

          (b) Term. No ISO may be exercisable on or after the tenth anniversary of the Date of Grant, and no ISO may be granted under this Plan on or after the tenth anniversary of the effective date of this Plan. (See Section 17.1 hereof.)

          (c) Ten Percent Shareholder. No grantee may receive an ISO under this Plan if such grantee, at the time the Award is granted, owns (after application of the rules contained in Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of the Company's stock, unless (i) the option price for such ISO is at least 110% of the Fair Market Value of the Shares as of the Date of Grant and (ii) such ISO is not exercisable on or after the fifth anniversary of the Date of Grant.

          (d) Limitation on Grants. The aggregate Fair Market Value (determined with respect to each ISO at the time such ISO is granted) of the Shares with respect to which ISOs are exercisable for the first time by a grantee during any calendar year (under this Plan or any other plan adopted by the Company or its Parent or its Subsidiary) shall not exceed $100,000. If such aggregate fair market value shall exceed $100,000, such number of ISOs as shall have an aggregate fair market value equal to the amount in excess of $100,000 shall be treated as NQSOs.

          (e) Non-Transferability. Notwithstanding any other provision herein to the contrary, no ISO granted hereunder (and, if applicable, related Stock Appreciation Right) may be transferred except by will or by the laws of descent and distribution, nor may such ISO (or related Stock Appreciation Right) be exercisable during a grantee's lifetime other than by him.

          (f) Termination of Employment. No ISO may be exercised more than three months following termination of employment for any reason (including retirement) other than death or disability, nor more than one year following termination of employment for the reason of death or disability (as defined in Section 422 of the Code), or such option will no longer qualify as an ISO and shall thereafter be, and receive the tax treatment applicable to, an NQSO.

          (g) Fair Market Value. For purposes of any ISO granted hereunder (or, if applicable, related Stock Appreciation Right), the Fair Market Value of Shares shall be determined in the manner required by Section 422 of the Code.

     6.3 Subject to Code Amendments. The foregoing limitations are designed to comply with the requirements of Section 422 of the Code and shall be automatically amended or modified to comply with amendments or modifications to Section 422 or any successor provisions. Any ISO which fails to comply with Section 422 of the Code is automatically treated as a NQSO under this Plan.

                                  ARTICLE VII

                           STOCK APPRECIATION RIGHTS

     7.1 SAR Grant and Agreement. Stock Appreciation Rights may be granted under this Plan, either independently or in conjunction with the grant of the Stock Option. Each SAR granted under this Plan (or delegation of authority to the Chief Executive Officer to grant SARs) will be evidenced by minutes of a meeting, or by a unanimous written consent without a meeting, of the Committee and by a written agreement dated as of the Date of Grant and executed by the Company and by the Plan participant.

     7.2 SARs Granted in Conjunction with Option. Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option granted under this Plan, either at the same time or after the grant of the Stock Option, and will be subject to the following terms and conditions:

          (a) Term. Each Stock Appreciation Right, or applicable portion thereof, granted with respect to a given Stock Option or portion thereof terminates and is no longer exercisable upon the termination or exercise of the related Stock Option, or applicable portion thereof.

          (b) Exercisability. A Stock Appreciation Right is exercisable only at such time or times and to the extent that the Stock Option to which it relates is Vested and exercisable in accordance with the provisions of
     Article 5 hereof or otherwise as the Committee may determine at or after the time of grant.

          (c) Method of Exercise. A Stock Appreciation Right may be exercised by the surrender of the applicable portion of the related Stock Option. Stock Options which have been so surrendered, in whole or in part, are no longer exercisable to the extent the related Stock Appreciation Rights have been exercised and are deemed to have been exercised for the purpose of the limitation set forth in Article 3 hereof on the number of Shares to be issued under this Plan, but only to the extent of the number of Shares actually issued under the Stock Appreciation Right at the time of exercise. Upon the exercise of a Stock Appreciation Right, subject to satisfaction of tax withholding requirements pursuant to Section 15.3, the holder of the Stock Appreciation Right is entitled to receive up to, but not more than, an amount in cash or Shares equal in value to the excess of the Fair Market Value of one Share over the Exercise Price per Share specified in the related Stock Option, multiplied by the number of Shares in respect of which the Stock Appreciation Right is exercised, with the Committee having the right in its discretion to determine the form of payment. At any time the Exercise Price per Share of the Related Stock Option shall not exceed the Fair Market Value of one Share, the holder of the Stock Appreciation Right shall not be permitted to exercise such right.

     7.3 Independent SARs. Stock Appreciation Rights may be granted without related Stock Options, and independent Stock Appreciation Rights will be subject to the following terms and conditions:

          (a) Term. The Committee determines the term of the Stock Appreciation Right, at the time of grant and may thereafter extend the term in its discretion. If a definite term is not specified by the Committee at the time of grant, then the term is deemed to be ten years.

          (b) Exercisability. A Stock Appreciation Right is exercisable, in whole or in part, at such time or times as determined by the Committee at or after the time of grant.

          (c) Method of Exercise. A Stock Appreciation Right may be exercised in whole or in part during the term by giving written notice of exercise to the Company specifying the number of Shares in respect of which the Stock Appreciation Right is being exercised. The notice must be given by or on behalf of a person entitled to exercise the Stock Appreciation Right. Upon the exercise of a Stock Appreciation Right, subject to satisfaction of tax withholding requirements pursuant to Section 15.3, the holder of the Stock Appreciation Right is entitled to receive an amount in cash or Shares equal in value to the excess over the Exercise Price of the Stock Appreciation Right, with the Committee having the right in its discretion to determine the form of payment.

          (d) Early Termination Prior to Expiration. Unless otherwise provided in an employment agreement entered into between the holder of the Stock Appreciation Right and the Company and approved by the Committee, either before or after the Date of Grant, or otherwise specified at or after the time of grant, the early termination provisions set forth in Section 5.4 as applied to Non-Qualified Stock Options will apply to Stock Appreciation Rights.

     7.4 Other Terms and Conditions of SAR Grants. Stock Appreciation Rights are subject to such other terms and conditions, not inconsistent with the provisions of this Plan and any operative employment agreement, as are determined from time to time by the Committee.

                                  ARTICLE VIII

                            RESTRICTED SHARE AWARDS

     8.1 Restricted Share Grant and Agreement. Restricted Share Awards consist of Shares which are issued by the Company to a participant at no cost or at a purchase price determined by the Committee which may be below their Fair Market Value but are subject to forfeiture and restrictions on their sale or other transfer by the participant. Each Restricted Share Award granted under this Plan (or delegation of authority to the Chief Executive Officer to make Restricted Share Awards) will be evidenced by minutes of a meeting, or by a unanimous written consent without a meeting, of the Committee and by a written agreement dated as of the Date of Grant and executed by the Company and by the Plan participant. The timing of Restricted Share Awards and the number of Shares to be issued (subject to Section 3.2(b) hereof) are to be determined by the Committee in its discretion. By accepting a grant of Restricted Shares, the participant agrees to remit to the Company when due any required tax withholding as provided in Section 15.3 hereof.

     8.2 Terms and Conditions of Restricted Share Grants. Restricted Shares granted under this Plan are subject to the following terms and conditions, which need not be the same for each participant, and may contain such additional terms, conditions, restrictions and contingencies not inconsistent with the terms of this Plan and any operative employment agreement, as the Committee deems desirable:

          (a) Purchase Price. The Committee shall determine the prices, if any, at which Restricted Shares are to be issued to a participant, which may vary from time to time and among participants and which may be below the Fair Market Value of such Shares at the date of grant.

          (b) Restrictions. All Restricted Shares issued under this Plan will be subject to such restrictions as the Committee may determine, including, without limitation, the following:

             (i) a prohibition against the sale, transfer, pledge or other encumbrance of the Restricted Shares, such prohibition to lapse at such time or times as the Committee determines (whether in installments, at the time of the death, Disability or Retirement of the holder of such shares, or otherwise, but see Change in Control provisions in Article 11);

             (ii) a requirement that the participant forfeit such Restricted Shares in the event of termination of the participant's employment prior to Vesting; and

             (iii) a prohibition against employment of the participant by any competitor of the Company or its Affiliates, or against dissemination by the participant of any secret or confidential information belonging to the Company or a subsidiary of the Company.

     The Committee may at any time waive such restrictions or accelerate the date or dates on which the restrictions will lapse. However, if the Committee determines that restrictions lapse upon the attainment of specified performance objectives, then the provisions of Section 9.2 and
     9.3 below will apply.

          (c) Delivery of Shares. Restricted Shares will be registered in the name of the participant and deposited, together with a stock power endorsed in blank, with the Company. Each such certificate will bear a legend in substantially the following form:

          "The transferability of this certificate and the Common Shares represented by it are subject to the terms and conditions (including conditions of forfeiture) contained in the 2000 Stock Incentive Plan of the Company, and an agreement entered into between the registered owner and the Company. A copy of this Plan and agreement are on file in the office of the Secretary of the Company."

     At the end of any time period during which the Restricted Shares are subject to forfeiture and restrictions on transfer, such Shares will be delivered free of all restrictions to the participant.

          (d) Forfeiture of Shares. If a participant who holds Restricted Shares fails to satisfy the restrictions and other conditions relating to the Restricted Shares prior to the lapse or waiver of such restrictions and conditions, the participant is required to forfeit the Shares and transfer them back to the Company in exchange for a refund of the consideration paid by the participant or such other amount which may be specifically set forth in the Award agreement.

          (e) Voting and Other Rights. Except to the extent prohibited by
     Section 162(m) of the Code, during any period in which Restricted Shares are subject to forfeiture and restrictions on transfer, the participant holding such Restricted Shares has all the rights of a shareholder with respect to such Shares, including, without limitation, the right to vote such Shares and the right to receive any dividends paid with respect to such Shares.

                                   ARTICLE IX

                            PERFORMANCE SHARE AWARDS

     9.1 Performance Share Grant and Agreement. A Performance Share Award is a right to receive Shares in the future conditioned upon the attainment of specified performance objectives and such other conditions, restrictions and contingencies as the Committee may determine. Each Performance Share Award granted under this Plan (or delegation of authority to the Chief Executive Officer to make Performance Share Awards) will be evidenced by minutes of a meeting, or by a unanimous written consent without a meeting, of the Committee and by a written agreement dated as of the Date of Grant and executed by the Company and by the Plan participant. The timing of Performance Share Awards and the number of Shares covered by each Award (subject to Section 3.2(b) hereof) are to be determined by the Committee in its discretion. By accepting a grant of Performance Shares, the participant agrees to remit to the Company when due any required tax withholding as provided in Section 15.3 hereof.

     9.2 Performance Objectives. At the time of grant of a Performance Share Award, the Committee will specify the performance objectives which, depending on the extent to which they are met, will determine the number of Shares that will be distributed to the participant. The Committee will also specify the time period or periods (the "Performance Period") during which the performance objectives must be met. The performance objectives and periods need not be the same for each participant nor for each Award. The Committee may use performance objectives based on one or more of the following targets: cash generation, profit, revenue, market share, profit or investment return ratios, shareholder returns and/or specific, objective and measurable non-financial objectives. The Committee may designate a single goal criterion or multiple goal criteria for performance measurement purposes, with the measurement based on absolute Company or business unit performance and/or on performance as compared with that of other publicly-traded companies.

     9.3 Adjustment of Performance Objectives. The Committee may modify, amend or otherwise adjust the performance objectives specified for outstanding Performance Share Awards if it determines that an adjustment would be consistent with the objectives of this Plan and taking into account the interests of the participants and the public shareholders of the Company. Any such adjustments must comply with the requirements of Section 162(m) of the Code to the extent applicable. The types of events which could cause an adjustment in the performance objectives include, without limitation, accounting changes which substantially affect the determination of performance objectives, changes in applicable laws or regulations which affect the performance objectives, and divisive corporate reorganizations, including spin-offs and other distributions of property or stock.

     9.4 Other Terms and Conditions. Performance Share Awards granted under this Plan are subject to the following terms and conditions and may contain such additional terms, conditions, restrictions and contingencies not inconsistent with the terms of this Plan and any operative employment agreement as the Committee deems desirable:

          (a) Delivery of Shares. As soon as practicable after the applicable Performance Period has ended, the participant will receive a distribution of the number of Shares earned during the Performance Period, depending upon the extent to which the applicable performance objectives were achieved. Such Shares will be registered in the name of the participant and will be free of all restrictions except for any pursuant to Section 14.2 hereof.

          (b) Termination. A Performance Share Award or unearned portion thereof will terminate without the issuance of Shares on the termination date specified at the time of grant or upon the termination of employment of the participant during the Performance Period. If a participant's employment by the Company or its Affiliates terminates by reason of his or her death, Disability or Retirement, the Committee in its discretion at or after the time of grant may determine that the participant (or the heir, legatee or legal representative of the participant's estate) will receive a distribution of a portion of the participant's then outstanding Performance Share Awards in an amount which is not more than the number of shares which would have been earned by the participant if 100% of the performance objectives for the current Performance Period had been achieved prorated based on the ratio of the number of months of active employment in the Performance Period to the total number of months in the Performance Period.

          (c) Voting and Other Rights. Awards of Performance Shares do not provide the participant with voting rights or rights to dividends prior to the participant becoming the holder of record of shares issued pursuant to an Award. Prior to the issuance of Shares, Performance Share Awards may not be sold, transferred, pledged, assigned or otherwise encumbered.

                                   ARTICLE X

                        TRANSFERS AND LEAVES OF ABSENCE

     10.1 Transfer of Participant. For purposes of this Plan, the transfer of a participant among the Company and its Affiliates is deemed not to be a termination of employment.

     10.2 Effect of Leaves of Absence. For purposes of this Plan, the following leaves of absences are deemed not to be a termination of employment:

          (a) a leave of absence, approved in writing by the Company, for military service, sickness or any other purpose approved by the Company, if the period of such leave does not exceed 90 days;

          (b) a leave of absence in excess of 90 days, approved in writing by the Company, but only if the employee's right to reemployment is guaranteed either by a statute or by contract, and provided that, in the case of any such leave of absence, the employee returns to work within 30 days after the end of such leave; and

          (c) any other absence determined by the Committee in its discretion not to constitute a break in service.

                                   ARTICLE XI

                          EFFECT OF CHANGE IN CONTROL

     11.1 Change in Control Defined. "Change in Control" means the occurrence of any of the following:

          (a) all or substantially all of the assets of the Company are sold or transferred to another corporation or entity, or the Company is merged, consolidated or reorganized with or into another corporation or entity, with the result that upon conclusion of the transaction less than fifty-one percent (51%) of the outstanding securities entitled to vote generally in the election of Directors ("Voting Stock") or other capital interests of the acquiring corporation or entity are owned, directly or indirectly, by the holders of Voting Stock of the Company generally prior to the transaction;

          (b) there is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Exchange Act disclosing that any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act), excluding the Company, any Affiliate, any employee benefit plan of the Company or an Affiliate, including the trustee of any such plan, or The Pioneer Stock Benefit Trust) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing twenty percent (20%) or more of the combined voting power of the then-outstanding Voting Stock of the Company;

          (c) the Company shall file a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Item 1 of Form 8-K thereunder or Item 6(e) of Schedule 14A thereunder (or any successor schedule, form or report or item therein) that a change in control of the Company has or may have occurred or will or may occur in the future pursuant to any then-existing contract or transaction; or

          (d) the individuals who, at the beginning of any period of two (2) consecutive calendar years, constituted the Directors of the Company cease for any reason to constitute at least a majority thereof unless the nomination for election by the Company's shareholders of each new Director of the Company was approved by a vote of at least two-thirds (2/3) of the Directors of the Company still in office who were Directors of the Company at the beginning of any such period.

     11.2 Acceleration of Award. Except as otherwise provided in this Plan or an Award agreement, immediately upon the occurrence of a Change in Control:

          (a) all outstanding Stock Options automatically become fully exercisable;

          (b) all Restricted Share Awards automatically become fully Vested; and

          (c) all participants holding Performance Share Awards become entitled to receive a partial payout in an amount which is the number of Shares which would have been earned by the participant if 100% of the performance objectives for the current Performance Period had been achieved prorated based on the ratio of the number of months of active employment in the Performance Period to the total number of months in the Performance Period.

NOTWITHSTANDING THE FOREGOING, THE COMMITTEE WILL RETAIN THE RIGHT TO REVOKE THE AUTOMATIC ACCELERATION OF VESTING IN CONNECTION WITH ANY BUSINESS COMBINATION IF THE ACCELERATION WILL CAUSE THE USE OF POOLING OF INTERESTS ACCOUNTING TO BE DISALLOWED AND SUCH ACCOUNTING IS DETERMINED TO BE IN THE BEST INTERESTS OF THE COMPANY.

                                  ARTICLE XII

                           TRANSFERABILITY OF AWARDS

     12.1 Awards Deemed Non-Transferable. Other than pursuant to Section 12.2 below, Awards are deemed to be non-transferable. Awards may be exercised only by the participant and may not be transferred other than by will or by the laws of descent and distribution. Awards are exercisable during a participant's lifetime only by the participant or, as permitted by applicable law, the participant's guardian or other legal representative. No Award may be assigned, pledged, hypothecated or otherwise alienated or encumbered (whether by operation of law or otherwise) and any attempts to do so are null and void.

     12.2 Limited Transferability of NQSOs. The Committee in its discretion may allow at or after the time of grant the transferability of Vested Non-Qualified Stock Options (with or without accompanying Stock Appreciation Rights), provided that the permitted transfer is made (a) pursuant to a QUADRO or other applicable domestic relations order to the extent permitted by law; or (b) by the participant for no consideration to Immediate Family Members or to a bona fide trust, partnership or other entity controlled by and for the benefit of one or more Immediate Family Members. "Immediate Family Members" means the participant's spouse, children, stepchildren, parents, stepparents, siblings (including half brothers and sisters), in-laws and other individuals who have a relationship to the participant arising because of a legal adoption. No transfer may be made to the extent that transferability would cause Form S-8 or any successor form thereto not to be available to register the Shares issuable upon exercise of the transferred NQSOs. The Committee in its discretion may impose such additional terms and conditions upon transferability.

                                  ARTICLE XIII

                         AMENDMENT AND DISCONTINUATION

     13.1 Amendment or Discontinuation of this Plan. The Board of Directors may amend, alter, or discontinue this Plan at any time, provided that no amendment, alteration, or discontinuance may be made:

          (a) which would adversely affect the rights of a participant under any Award granted prior to the date such action is adopted by the Board of Directors without the participant's express consent thereto; and

          (b) without shareholder approval, if shareholder approval is required under applicable laws, regulations or exchange requirements (including
     Section 422 with respect to ISOs, and for the purpose of qualification under Section 162(m) of the Code as "performance-based compensation").

     13.2 Amendment of Grants. The Committee may amend, prospectively or retroactively, the terms of any outstanding Award or substitute new Awards for previously granted Awards, provided that no amendment or substitution is inconsistent with the terms of this Plan or impairs the rights of any holder without his or her consent.

                                  ARTICLE XIV

                               SHARE CERTIFICATES

     14.1 Delivery of Share Certificates. The Company is not required to issue or deliver any certificates for Shares issuable with respect to Awards under this Plan prior to the fulfillment of all of the following conditions:

          (a) payment in full for the Shares and for any required tax withholding (See Section 15.3 hereof);

          (b) completion of any registration or other qualification of such Shares under any Federal or state laws or under the rulings or regulations of the Securities and Exchange Commission or any other regulating body which the Committee in its discretion deems necessary or advisable;

          (c) admission of such Shares to listing on the Nasdaq National Market or any stock exchange on which the Shares are listed;

          (d) in the event the Shares are not registered under the Securities Act of 1933, qualification as a private placement under said Act;

          (e) obtaining of any approval or other clearance from any Federal or state governmental agency which the Committee in its discretion determines to be necessary or advisable; and

          (f) the Committee is fully satisfied that the issuance and delivery of Shares under this Plan is in compliance with applicable Federal, state or local law, rule, regulation or ordinance or any rule or regulation of any other regulating body, for which the Committee may seek approval of counsel for the Company.

     14.2 Applicable Restrictions on Shares. Shares issued with respect to Awards may be subject to such stock transfer orders and other restrictions as the Committee may determine necessary or advisable under any applicable Federal or state securities law rules, regulations and other requirements, the rules, regulations and other requirements of the Nasdaq National Market or any stock exchange upon which the Shares are then listed, and any other applicable Federal or state law and will include any restrictive legends the Committee may deem appropriate to include.

     14.3 Book Entry. In lieu of the issuance of stock certificates evidencing Shares, the Company may use a "book entry" system in which a computerized or manual entry is made in the records of the Company to evidence the issuance of such Shares. Such Company records are, absent manifest error, binding on all parties.

                                   ARTICLE XV

                               GENERAL PROVISIONS

     15.1 No Implied Rights to Awards or Employment. No potential participant has any claim or right to be granted an Award under this Plan, and there is no obligation of uniformity of treatment of participants under this Plan. Neither this Plan nor any Award thereunder shall be construed as giving any employee any right to continued employment with the Company or any Affiliate. The Plan does not constitute a contract of employment, and the Company and each Affiliate expressly reserve the right at any time to dismiss a participant free from liability, or any claim under this Plan, except as may be specifically provided in this Plan or in an Award agreement.

     15.2 Other Compensation Plans. Nothing contained in this Plan prevents the Board of Directors from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required, and such arrangements may be either generally applicable or applicable only in specific cases.

     15.3 Withholding. Each participant must, no later than the date as of which the value of an Award first becomes includible in the gross income of the participant for income tax purposes, pay to the Company, or make arrangements satisfactory to the Company regarding payment of, any Federal, state or local taxes of any kind required by law or other amounts to be withheld with respect to the Award. The obligations of the Company under this Plan are conditioned on such payment, and the Company, to the extent permitted by law, has the right to deduct any such taxes or other amounts from any payment of any kind otherwise due to a participant.

     15.4 Rule 16b-3 Compliance. The Plan is intended to comply with all applicable conditions of Rule 16b-3 of the Exchange Act, as such rule may be amended from time to time. All transactions involving any participant subject to
Section 16(a) shall be subject to the conditions set forth in Rule 16b-3, regardless of whether such conditions are expressly set forth in this Plan. Any provision of this Plan that is contrary to Rule 16b-3 does not apply to such participants.

     15.5 162(m) Compliance. The Plan is intended to comply with all applicable conditions of Section 162(m) of the Code, as such section may be amended from time to time. All transactions involving any participant the deductibility of whose compensation is subject to Section 162(m) of the Code shall be subject to the conditions set forth in Section 162(m) of the Code, regardless of whether such conditions are expressly set forth in this Plan. Any provision of this Plan that is contrary to Section 162(m) of the Code does not apply to such participants.

     15.6 Deferrals. The Committee may unilaterally postpone the exercising of Awards, the issuance or delivery of Shares under any Award or any action permitted under this Plan to prevent the Company or any Affiliate from being denied a Federal income tax deduction with respect to any Award other than an Incentive Stock Option. The Committee, in its discretion, may permit a participant to defer receipt of the payment of cash or the delivery of Stock that would otherwise be delivered to a participant under this Plan. Any deferral elections are subject to such rules and procedures as the Committee may determine.

     15.7 Successors. All obligations of the Company with respect to Awards granted under this Plan are binding on any successor to the Company, whether as a result of a direct or indirect purchase, merger, consolidation or otherwise of all or substantially all of the business and/or assets of the Company.

     15.8 Severability. In the event any provision of this Plan, or the application thereof to any person or circumstances, is held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, or other applications, and this Plan is to be construed and enforced as if the illegal or invalid provision had not been included.

     15.9 Governing Law. To the extent not preempted by Federal law, this Plan and all Award agreements pursuant thereto are construed in accordance with and governed by the laws of the State of Ohio. This Plan is not intended to be governed by ERISA and shall be so administered.

     15.10 Tax Information. To the extent required by law, the Company shall furnish the participant with tax reporting and related information.

                                  ARTICLE XVI

                          EFFECTIVE DATE OF THIS PLAN

     16.1 Plan Adoption. Subject to the approval of the shareholders of the Company at the Annual Meeting of Shareholders held in 2000, the effective date of this Plan is the date of its adoption by the Board of Directors on April 26, 2000. To the extent that Awards are made under this Plan prior to its approval by shareholders, they shall be contingent on shareholder approval of this Plan.

                                                                       EXHIBIT C

         PIONEER-STANDARD ELECTRONICS, INC. 2000 ANNUAL INCENTIVE PLAN

                                   ARTICLE I

                            THE PLAN AND ITS PURPOSE

     1.1. Adoption of Plan. This 2000 Annual Incentive Plan (hereinafter referred to as the "Plan") is hereby adopted by Pioneer-Standard Electronics, Inc. (hereinafter referred to as the "Company"), effective as of April 1, 2000, in order to set forth the terms and provisions of the annual incentive bonus program of the Company applicable to selected key employees of the Company and other members of its Affiliated Group (as hereinafter defined) on and after such date.

     1.2. Purpose. The purpose of the Plan is (a) to provide an incentive to selected key employees of the Company and other members of its Affiliated Group in order to encourage them with short-term financial awards to improve the Company's operating results, (b) to enable the Company to recruit and retain such key employees by making the Company's overall compensation program competitive with compensation programs of similar companies and (c) to satisfy the requirements of Section 162(m) of the Code (as hereinafter defined) so that the deductibility of awards hereunder will not be limited by such Section 162(m).

                                   ARTICLE II

                                  DEFINITIONS

     Unless the context otherwise indicates, the following words used herein shall have the following meanings whenever used in this instrument:

     2.1. "Affiliate" means any corporation, partnership, joint venture or other entity, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with the Company as determined by the Board in its discretion.

     2.2. "Affiliated Group" means the affiliated group of corporations, as defined in Section 1504 of the Code (determined without regard to Section 1504(b) of the Code) consisting of the Company and all such affiliated corporations.

     2.3. "Award" means the payment earned by a Participant as such payment is determined in accordance with Article VI.

     2.4. "Base Salary" means, for any Fiscal Year, the Participant's annual rate of base salary as it has been approved as of the Performance Goals Date for such Fiscal Year, or if the Participant's employment with the Company and other members of its Affiliated Group commences after the Performance Goals Date but prior to January 1 of such Fiscal Year or if the Participant is promoted into a position of substantially greater responsibilities after the Performance Goals Date but prior to January 1 of such Fiscal Year, the Participant's annual rate of base salary at the commencement of such employment or as effective upon such promotion.

     2.5. "Board of Directors" means the Board of Directors of the Company as it may be constituted from time to time.

     2.6. "Change in Control" means the occurrence of any of the following events:

          (a) all or substantially all of the assets of the Company are sold or transferred to another corporation or entity, or the Company is merged, consolidated or reorganized with or into another corporation or entity, with the result that upon conclusion of the transaction less than 51% of the outstanding securities entitled to vote generally in the election of Directors ("Voting Stock") or other capital interests of the acquiring corporation or entity are owned, directly or indirectly, by the holders of Voting Stock of the Company generally prior to the transaction;

          (b) there is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Exchange Act disclosing that any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act), excluding the Company, any Affiliate, any employee benefit plan of the Company or an Affiliate, including the trustee of any such plan, or The Pioneer Stock Benefit Trust) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing 20% or more of the combined voting power of the then-outstanding Voting Stock of the Company;

          (c) the Company shall file a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Item 1 of Form 8-K thereunder or Item 6(e) of Schedule 14A thereunder (or any successor schedule, form or report or item therein) that a change in control of the Company has or may have occurred or will or may occur in the future pursuant to any then-existing contract or transaction; or

          (d) the individuals who, at the beginning of any period of two consecutive calendar years, constituted the Directors of the Company cease for any reason to constitute at least a majority thereof unless the nomination for election by the Company's shareholders of each new Director of the Company was approved by a vote of at least two-thirds of the Directors of the Company still in office who were Directors of the Company at the beginning of any such period.

     2.7. "Code" means the Internal Revenue Code of 1986, as amended, and any lawful regulations or other pronouncements promulgated thereunder. Whenever a reference is made herein to a specific Code Section, such reference shall be deemed to include any successor Code Section having the same or a similar purpose.

     2.8. "Committee" means the Compensation Committee of the Board of Directors as it may be constituted from time to time; provided that if at any time the Compensation Committee is not composed solely of Outside Directors, "Committee" shall mean the committee consisting of at least three (3) Outside Directors appointed by the Board of Directors to administer the Plan.

     2.9. "Common Shares" means the Common Shares, without par value, of the Company or any other class of shares subsequently denominated as common shares.

     2.10. "Company" means Pioneer-Standard Electronics, Inc., an Ohio corporation, or any successor organization.

     2.11. "Continuing Director" means any member of the Board of Directors (a) was a member of the Board of Directors on April 1, 2000 or (b) was nominated for election or elected to the Board of Directors with the affirmative vote of a majority of the Continuing Directors who were members of Board of Directors at the time of such nomination or election.

     2.12 "Director" means any member of the Board of Directors.

     2.13. "Disability" means, with respect to any Participant, a medically determinable physical or mental impairment which qualifies the Participant to receive benefits under the Company's (or Affiliated Group member's) long term disability plan, or which would qualify the Participant to receive benefits under such plan had he been covered by such plan; except that no Participant shall be deemed to have a Disability if such disability:

          (a) was contracted, suffered or incurred while the Participant was engaged in, or resulted from his having engaged in a criminal act or enterprise;

          (b) resulted from the Participant's addiction, habituation or use of alcohol, narcotics or hallucinogens, provided, however, that where such Participant is determined to be a qualified individual with a disability within the meaning of the Americans With Disabilities Act (42 United States Code sec. 12101 et seq.) with respect to such disability, the exclusion contained in this Subsection (b) shall be limited to such Participant's engaging in the illegal use of drugs or alcohol within the meaning of 42 United States Code sec. 12114; or

          (c) resulted from any intentionally self-inflicted injury.

A determination of Disability shall be made by the Committee with the advice of competent medical authority.

     2.14. "Eligible Employee" has the meaning ascribed to such term in Section
3.1 hereof.

     2.15. "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     2.16. "Fiscal Year" means a fiscal year of the Company.

     2.17. "Interim Award" means the payment, if any, earned by a Participant for the six month period ended September 30, 2000 as such payment is determined in accordance with Section 6.2(a) hereof.

     2.18. "162(m) Employee" means a Participant who is a "covered employee" within the meaning of Section 162(m) of the Code, which, generally means an individual who as of the last day of the Taxable Year is:

          (a) the Chief Executive Officer of the Company, or

          (b) among the four highest compensated officers of the Company other than the Chief Executive Officer.

     2.19. The words "Outside Director" mean any member of the Board who meets the definition of "outside director" set forth in Section 162(m) of the Code and the definition of "non-employee director" set forth in Rule 16b-3 under the Exchange Act, or any successor definitions adopted by the Internal Revenue Service and Securities and Exchange Commission, respectively.

     2.20. "Participant" means an Eligible Employee selected by the Committee for participation in the Plan pursuant to Section 3.2 hereof.

     2.21. "Performance Goals" has the meaning ascribed to such term in Section
5.1 hereof.

     2.22. "Performance Goals Date" means the date on which the Committee establishes the Performance Goals for a Fiscal Year in accordance with Section
5.2 hereof or Performance Goals for the six month period ending September 30, 2000 in accordance with Section 5.4 hereof.

     2.23. "Plan" means the Pioneer-Standard Electronics, Inc. 2000 Annual Incentive Plan.

     2.24. "Retirement" means retirement from active employment with the Company and all of the members of its Affiliated Group under any retirement policy or plan maintained by the Company or any member of such group.

     2.25 "Taxable Year" means a tax year of the Company.

                                  ARTICLE III

                         ELIGIBILITY AND PARTICIPATION

     3.1. Eligibility. All key employees of the Company or any other members of the Affiliated Group (each an "Eligible Employee") are eligible to participate in the Plan.

     3.2. Participation. The following rules shall be applicable to participation in this Plan by an Eligible Employee:

          (a) Designation. Subject to Subsection (c) of this Section 3.2, the Committee shall, in its discretion, designate for a Fiscal Year (or such shorter period as provided in Section 5.4 hereof) which Eligible Employees, if any, will participate in the Plan for such Fiscal Year (or such shorter period as provided in Section 5.4 hereof). Each Eligible Employee approved for participation will be notified of the selection as soon after approval as is practicable and shall become a Participant upon acceptance by him or her of such selection.

          (b) Participation For Employees Hired After Commencement Of Fiscal Year. Subject to Subsection (c) of this Section 3.2, an Eligible Employee whose employment with the Company or other member of the Affiliated Group commences after the first day of a Fiscal Year but prior to January 1 of such Fiscal Year and who remains actively employed through the end of the Fiscal Year may, at the Committee's discretion, participate in the Plan for the Fiscal Year on a pro rata basis. An Eligible Employee whose employment with the Company or other member of the Affiliated Group commences after January 1 of a particular Fiscal Year may not participate in the Plan for the Fiscal Year in which such employment commences.

          (c) No Right To Participate. No Participant or Eligible Employee has or at any time will have any right hereunder to be selected for current or future participation in the Plan. Notwithstanding the foregoing or any other provision hereof, the Committee's right to select Participants shall be subject to the terms of any employment agreement between the Company and the Participant or Eligible Employee.

                                   ARTICLE IV

                              PLAN ADMINISTRATION

     4.1. Responsibility. The Committee has total and exclusive responsibility to control, operate, manage and administer the Plan in accordance with its terms.

     4.2. Authority of the Committee. The Committee has and will have all the authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to the Plan. Without limiting the generality of the foregoing, the Committee has the exclusive right to (a) interpret the Plan,
(b) determine eligibility for participation in the Plan, (c) decide all questions concerning eligibility for and the amount of Awards payable under the Plan, (d) determine Performance Goals under the Plan and, before payment of any Award hereunder, evaluate performance and certify whether Performance Goals and any other material terms were in fact satisfied, (e) construe any ambiguous provision of the Plan, (f) correct any default, (g) supply any omission, (h) reconcile any inconsistency,
(i) issue administrative guidelines as an aid to administer the Plan, (j) make regulations for carrying out the Plan and to make changes in such regulations as they from time to time deem proper, (k) promulgate such administrative forms as they from time to time deem necessary or appropriate for administration of the Plan, and (l) decide any and all questions arising in the administration, interpretation and application of the Plan.

     4.3. Discretionary Authority. The Committee shall have full discretionary authority in all matters related to the discharge of its responsibilities and the exercise of its authority under the Plan including, without limitation, its construction of the terms of the Plan and its determination of eligibility for participation and Awards under the Plan. It is the intent of the Company in establishing the Plan that the decisions of the Committee and its action with respect to the Plan will be final, binding and conclusive upon all persons having or claiming to have any right or interest in or under the Plan.

     4.4. Section 162(m) of the Code. With regard to all 162(m) Employees, the Plan shall for all purposes be interpreted and construed in order to assure compliance with the provisions of Section 162(m) of the Code.

     4.5. Delegation of Authority. Only the Committee may select, set Performance Goals for and determine satisfaction of Performance Goals and other material facts by Participants who are 162(m) Employees or executive officers of the Company or its Affiliates. Except for such limitation and to the extent otherwise prohibited by law, the Committee may delegate some or all of its authority under the Plan to any person or persons.

                                   ARTICLE V

                       PERFORMANCE GOALS AND MEASUREMENT

     5.1. Definition of Performance Goals. Awards under this Plan will be paid solely on account of the attainment of one or more preestablished (as provided in Section 5.2 hereof) objective Performance Goals for a Fiscal Year or other predetermined period. A Performance Goal is a target level or levels of performance. A Performance Goal is objective if a third party having knowledge of the relevant facts could determine whether the Performance Goal has been met. Performance Goals can be based on one or more business criteria that apply to the Participant, a business unit, or the Company and related entities as a whole. Such business criteria could include, for example, stock price, market share, sales, earnings per share, return on equity, or cash. A Performance Goal need not, however, be based upon an increase or positive result under a business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to a specific business criterion). A Performance Goal does not include the mere continued employment of the Participant.

     The Performance Goal shall state, in terms of an objective formula or standard, the method of computing the amount of the Award payable to the Participant if the Performance Goal is attained. A formula or standard is objective if a third party having knowledge of the relevant performance results could calculate the amount of the Award. In addition, the formula or standard must specify the individual Participants or class or group of Participants to which it applies.

     The terms of the objective formula or standard shall preclude discretion to increase the amount of Award that would otherwise be due upon attainment of the goal except to the extent the amount is related to other compensation and then only to the extent permitted by Section 162(m) of the Code to the extent applicable. The objective formula may grant the Committee discretion to reduce or eliminate the Award otherwise due upon attainment of the Performance Goal, provided that such negative discretion is expressly set forth at the time of establishment of the Performance Goal and provided that exercise of such negative discretion with respect to a Participant does not result in an increase in the Award to another Participant.

     The Plan's Performance Goals shall be established by action of the Committee not later than the time specified in Section 5.2 or 5.4 hereof. The Committee shall retain the discretion to change the targets under the Performance Goals subject to the restrictions of Section 162(m) of the Code, to the extent applicable.

     5.2. Establishment of Performance Goals. Except as hereinafter provided in this Section 5.2 or as provided in Section 5.4 hereof, the Committee will, on or before the 90th day of the Fiscal Year, and while the outcome is substantially uncertain, establish in writing (a) the Performance Goal or Goals applicable to such Fiscal Year and identify the Participant or group of Participants to whom such Performance Goal or Goals are applicable and (b) if more than one Performance Goal for such Fiscal Year is established, the weighting of the Performance Goals. If, for a given Fiscal Year, the Committee shall not establish new Performance Goals for a Participant or group of Participants on or before the 90th day of the Fiscal Year, the Performance Goals for the immediately preceding Fiscal Year shall be deemed to be the Performance Goals established by the Committee for such Fiscal Year for such Participant or group of participants.

     In addition to, or in lieu of, use of the Fiscal Year as a performance period to measure attainment of a Performance Goal, the Committee may, not later than the 90th day after the commencement of the period of service to which the Performance Goal relates, establish one or more Performance Goals for one or more Participants or groups of Participants for such other period. Any such Performance Goal may not be established after 25% of the performance period (as scheduled in good faith at the time the Performance Goal is established) has elapsed, and while the outcome is substantially uncertain.

     5.3. Adjustments to Performance Goals. The Committee may at any time during the first 90 days of a Fiscal Year (or such other period as provided in Section
5.2 or 5.4 hereof), or, subject to the second paragraph of this Section 5.3 hereof, at any time thereafter in its sole and absolute discretion, adjust or modify the calculation of a Performance Goal for such Fiscal Year (or such other period) in order to prevent the dilution or enlargement of the rights of Participants (a) in the event or in anticipation of any unusual or extraordinary corporate item, transaction, event or development; (b) in recognition or in anticipation of any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to or in anticipation of changes in applicable laws, regulations, accounting principles or business conditions; and (c) in view of the Committee's assessment of the business strategy of the Company, performance of comparable organizations, economic and business conditions, and any other circumstances deemed relevant.

     Notwithstanding the foregoing, to the extent the exercise of such authority after the first 90 days of a Fiscal Year (or such other period as provided in Section 5.2 or 5.4 hereof) would cause the Awards granted to the 162(m) Employees for the Fiscal Year (or such other period) to fail to qualify as "performance-based compensation" under Section 162(m) of the Code, then such authority shall only be exercised with respect to those Participants who are not 162(m) Employees.

     5.4. Six Month Period Ended September 30, 2000. The Committee will, during the first 45 days of the six month period ended September 30, 2000, establish in writing the Performance Goal applicable to the six month period ended September 30, 2000.

                                   ARTICLE VI

                               PERFORMANCE AWARDS

     6.1. Incentive Opportunity. During the applicable period specified in
Section 5.2 or 5.4 hereof, the Committee shall determine and set forth in writing the amount of or method of calculating the Award that may be payable to each Participant under the Plan. The amount of an Award payable to a Participant will depend upon the level of attainment of the Performance Goals for such Fiscal Year (or such shorter period as provided in Section 5.2 or 5.4 hereof) or whether the Performance Goals for such Fiscal Year (or such shorter period) were attained.

     6.2. Certification of Attainment of Performance Goals. The Committee shall certify attainment of Performance Goals, and other material facts, and shall calculate the amount of Awards and authorize payment in accordance with the following procedure:

          (a) For the Six Month Period Ended September 30, 2000 and the Fiscal Year Ended March 31, 2001. As soon as practicable after the Company's unaudited consolidated financial results for the six month period ended September 30, 2000 have become available, the Committee shall certify in writing the attainment of the Performance Goal for such period, and thereupon shall authorize the Company to pay to each Participant the Award (the "Interim Award"), if any, payable to such Participant, which shall be payable within 15 days after such certification. As soon as practicable after the Company's audited consolidated financial results for the Fiscal Year ended March 31, 2001 have been approved by the Board of Directors or the Audit Committee of the Board of Directors, the Committee will certify in writing the attainment of the Performance Goals established for the Fiscal Year and will calculate the Award, if any, payable to each Participant pursuant to Section 6.1 hereof. Any amount by which a Participant's Award exceeds the Interim Award, if any, earlier paid to such Participant pursuant to this Section 6.2(a) shall be paid to such Participant as soon thereafter as reasonably practicable.

          (b) For Each Fiscal Year After the Fiscal Year Ended March 31,
     2001. As soon as practicable after the Company's financial results for the Fiscal Year have been approved by the Board of Directors or the Audit Committee of the Board of Directors, the Committee will certify in writing the attainment of the Performance Goals established for the Fiscal Year and other material facts and will calculate the Award, if any, payable to each Participant pursuant to Section 6.1 hereof, upon which the Award shall be paid to the Participant as soon thereafter as reasonably practicable. If such Award is calculated as a percentage of the Participant's Base Salary and the Participant's Base Salary is changed after the Performance Goals Date for the Fiscal Year, such Participant's Award shall be adjusted to reflect the change in the Participant's Base Salary.

     6.3. Form of Payment. Except as provided in Section 6.2(a) hereof, Awards may, at the Committee's sole discretion, be paid in cash, Common Shares or a combination thereof, and be subject to such terms, conditions, restrictions and limitations (including, but not limited to, restrictions on transferability and vesting) as the Committee may determine, provided that such terms, conditions, restrictions and limitations are not inconsistent with the terms of the Plan. For purposes of the Plan, the payment of an Award in Common Shares will be based on the average of the closing price of the Common Shares on the Nasdaq National Market for the day immediately preceding the date of payment (or if the Nasdaq National Market shall be closed on such day, on the latest day preceding the date of payment on which the Nasdaq National Market shall be open.

     6.4. Termination of Employment Due to Disability, Death or Certain Other Events. If (a) a Participant's employment is terminated during a Fiscal Year by reason of his Disability or death, or subject to Section 162(m) of the Code, if applicable, his involuntary termination of employment not for "cause" or voluntary termination for "good reason" as defined in any employment agreement or similar agreement with the Participant, and (b) the Participant has been a Participant in the Plan for at least three months of such Fiscal Year, the Participant will be eligible to receive a prorated Award for the Fiscal Year in which such termination of employment occurs. If a Participant shall terminate his employment for any such reason during the Fiscal Year ended March 31, 2001, such prorated Award shall be offset by any Interim Award paid to the Participant.

     6.5. Other Terminations of Employment. Except as provided in Sections 6.4 and 6.6 hereof or subject to Section 162(m) of the Code, if applicable, in any employment agreement between the Company and the Participant, if a Participant's employment is terminated prior to the date on which Awards for the Fiscal Year are paid, the Participant's participation in the Plan shall end, and the Participant shall not be entitled to any Award for such Fiscal Year.

     6.6. Payment Following a Change in Control. In the event of a Change in Control, notwithstanding anything contained herein to the contrary, the Company shall pay each Participant who is participating in the Plan at the time of such Change in Control a single sum cash payment equal to the maximum Award that could be paid hereunder to each Participant for the Fiscal Year in which the Change in Control occurs; or if such maximum Award is not determinable, an amount (less any Interim Award paid to such Participant pursuant to Section 6.2(a) hereof) equal to the (a) the Award, if any (or, if applicable, any annual award under any predecessor annual incentive plan or arrangement), payable to such Participant for the Fiscal Year immediately preceding the Fiscal Year in which such Change in Control occurs, or (b) if any Participant did not participate in the Plan or any predecessor annual incentive plan or arrangement during the immediately preceding Fiscal Year, an amount equal to 50% of such Participant's annual base salary at the rate in effect at the time of the Change in Control. Further, all terms, conditions, restrictions and limitations in effect on any outstanding Award shall immediately lapse on the date of such Change in Control. For purposes of this Plan, the Committee has and will have the sole discretion to determine whether and the date on which a Change in Control occurred. Notwithstanding the foregoing, a Participant shall receive no additional payment pursuant to this Section 6.6 if, pursuant to any employment or similar agreement between the Company or other member of the Affiliated Group and such Participant, the Participant is entitled to receive any payment under this Plan in connection with a Change in Control.

     6.7. Limitations on Payments. Notwithstanding any provision herein to the contrary, (a) no Award will be paid for a Fiscal Year (or such shorter period as provided in Section 5.4 hereof) in which performance fails to attain or exceed any minimum level established for any of the Performance Goals; and (b) no Award for a Fiscal Year shall exceed $1,500,000.

     6.8. Payment of Awards by Participant's Employer. The payment of any Awards under this Plan may be made to a Participant by the member of the Affiliated Group that employs the Participant or by the Company.

                                  ARTICLE VII

                                 MISCELLANEOUS

     7.1. Employment. Nothing in this Plan will interfere with or limit in any way the right of the Company to terminate a Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company or any Affiliate thereof or any other member of the Affiliated Group.

     7.2. Nonassignability. No Award under this Plan may be subject in any manner to alienation, anticipation, sale, transfer (except by will or the laws of descent and distribution), assignment, pledge or encumbrance, nor may any Award be payable to anyone other than the Participant to whom it was granted (other than by will or the laws of descent and distribution).

     7.3. Laws Governing. This Plan is to be construed in accordance with and governed by the laws of the State of Ohio.

     7.4. Withholding Taxes. The Company may deduct from all payments under this Plan any federal, state or local other taxes or other amounts required by law to be withheld with respect to such payments.

     7.5. Plan Binding on Company and Successors. This Plan will be binding upon and inure to the benefit of the Company, its successors and assigns and each Participant and his or her beneficiaries, heirs, executors, administrators and legal representatives.

     7.6. Amendment and Termination. The Board of Directors may suspend or terminate this Plan at any time with or without prior notice. In addition, the Board of Directors may, from time to time and with or without prior notice, amend this Plan in any manner but may not without shareholder approval adopt any amendment that would require the vote of the shareholders of the Company pursuant to applicable laws, regulations or exchange requirements, specifically including Section 16 of the Exchange Act or Section 162(m) of the Code.

     7.7. Regulatory Approvals and Listings. Notwithstanding anything contained herein to the contrary, the Company will have no obligation to issue or deliver certificates of Common Shares evidencing Awards or any other Award resulting in the payment of Common Shares prior to (a) the obtaining of any approval from any governmental agency that the Company, in its sole discretion, determines to be necessary or advisable, (b) the admission, if required, of such shares to listing on the stock exchange or quotation system on which the Common Shares may be listed and (c) the completion of any registration or other qualification of said shares under any state or federal law or ruling of any governmental body which the Company, in its sole discretion, deems necessary or advisable.

     7.8. Compliance with Section 162(m). If any provision of this Plan would cause the Awards granted to a 162(m) Employee not to constitute qualified "performance-based compensation" under Section 162(m) of the Code for any Fiscal Year, that provision, insofar as it pertains to the 162(m) Employee, shall be severed from, and shall be deemed not to be a part of this Plan, but the other provisions hereof shall remain in full force and effect.

     7.9. Shareholder Approval Pursuant to 162(m). The material terms under which Awards are to be paid, including the Performance Goals, will be disclosed to shareholders of the Company in advance of the 2000 annual meeting of shareholders. Unless, at that meeting, in a separate shareholder vote, this Plan is approved by a majority of the vote in such separate shareholder vote, no Award shall be paid hereunder to any 162(m) Employee. Furthermore, no Award shall be payable under this Plan to any 162(m) Employee prior to such vote.

[MAP]

FROM THE AIRPORT:
Follow 480 East to Route 422 East (Solon/Warren). Follow Route 422 East to the Harper Road exit.

FROM THE NORTHEAST:
Follow I-271 South to Route 422 East (Solon/Warren). Follow Route 422 East to the Harper Road exit.

FROM THE SOUTH:
Follow I-71 North to 480 East. Follow 480 East to Route 422 East (Solon/Warren). Follow Route 422 East to the Harper Road exit.
--------------------------------------------------------------------------------

DIRECTIONS FROM HARPER ROAD EXIT:
Turn right (south) onto Harper Road. Follow Harper Road which turns into Cochran Road after crossing Aurora Road. Turn left on Carter Street and right on Parkland Boulevard.

                                  DETACH CARD
 -------------------------------------------------------------------------------

                                INSTRUCTION CARD

                       PIONEER-STANDARD ELECTRONICS, INC.
                ANNUAL MEETING OF SHAREHOLDERS -- JULY 25, 2000

            THIS CARD IS SOLICITED ON BEHALF OF WACHOVIA BANK, N.A.

    The undersigned hereby instructs Wachovia Bank, N.A. to vote Common Shares of Pioneer-Standard Electronics, Inc. which he or she is entitled to vote as a participant in an employee benefit plan which may be funded by The Pioneer Stock Benefit Trust at the Annual Meeting of Shareholders of the Company to be held at Pioneer-Standard Electronics, Inc., Computer Systems Division, 6675 Parkland Boulevard, Solon, Ohio 44139, at 11:00 a.m., local time, and at any adjournments thereof. The undersigned authorizes and directs Wachovia Bank, N.A. to vote all of the Common Shares of the Company represented by this Card as follows, WITH THE UNDERSTANDING THAT IF NO DIRECTIONS ARE GIVEN BELOW SAID COMMON SHARES WILL BE VOTED "FOR" PROPOSALS 1, 2, 3 AND 4. The Board of Directors recommends a vote "FOR" proposals 1, 2, 3 and 4.

1. ELECTION OF DIRECTORS:

      [ ] FOR all nominees listed below                         [ ] WITHHOLD AUTHORITY
       (except as marked to the contrary below)                  to vote for all nominees listed below

             Charles F. Christ, Arthur Rhein and Thomas C. Sullivan

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the following line)

--------------------------------------------------------------------------------

                                (Continued, and to be signed, on the other side)

                                  DETACH CARD
 -------------------------------------------------------------------------------

                (INSTRUCTION CARD -- Continued from other side)

2. Approve the 2000 Stock Option Plan for Outside Directors.

                  [ ] FOR        [ ] AGAINST       [ ] ABSTAIN

3. Approve the 2000 Stock Incentive Plan.

                  [ ] FOR        [ ] AGAINST       [ ] ABSTAIN

4. Approve the 2000 Annual Incentive Plan.

                  [ ] FOR        [ ] AGAINST       [ ] ABSTAIN

5. In its discretion, to act on any other matter or matters which may properly come before the meeting.

                                                  Dated: , 2000

                                                  ------------------------------

                                                  ------------------------------

                                                  ------------------------------
                                                           Signature(s)

                                                  Your signature to this card
                                                  should be exactly the same as
                                                  the name imprinted hereon.

      PLEASE DATE, SIGN AND RETURN PROMPTLY IN THE ACCOMPANYING ENVELOPE.

                                  DETACH CARD
 -------------------------------------------------------------------------------

                                     PROXY

                       PIONEER-STANDARD ELECTRONICS, INC.
                ANNUAL MEETING OF SHAREHOLDERS -- JULY 25, 2000

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby (i) appoints Steven M. Billick and Lawrence N. Schultz, and each of them, as Proxy holders and attorneys, with full power of substitution, to appear and vote all of the Common Shares of Pioneer-Standard Electronics, Inc. which the undersigned shall be entitled to vote at the Annual Meeting of Shareholders of the Company, to be held at Pioneer-Standard Electronics, Inc., Computer Systems Division, 6675 Parkland Boulevard, Solon, Ohio 44139, at 11:00 a.m., local time, and at any adjournments thereof, hereby revoking any and all proxies heretofore given, and (ii) authorizes and directs said Proxy holders to vote all of the Common Shares of the Company represented by this Proxy as follows, WITH THE UNDERSTANDING THAT IF NO DIRECTIONS ARE GIVEN BELOW, SAID COMMON SHARES WILL BE VOTED "FOR" PROPOSALS 1, 2, 3 AND 4. The Board of Directors recommends a vote "FOR" proposals 1, 2, 3 and 4.

1. ELECTION OF DIRECTORS:

      [ ] FOR all nominees listed below                         [ ] WITHHOLD AUTHORITY
       (except as marked to the contrary below)                  to vote for all nominees listed below

             Charles F. Christ, Arthur Rhein and Thomas C. Sullivan

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the following line)

--------------------------------------------------------------------------------

                                (Continued, and to be signed, on the other side)

                                  DETACH CARD
 -------------------------------------------------------------------------------

                      (PROXY -- Continued from other side)

2. Approve the 2000 Stock Option Plan for Outside Directors.

                  [ ] FOR        [ ] AGAINST       [ ] ABSTAIN

3. Approve the 2000 Stock Incentive Plan.

                  [ ] FOR        [ ] AGAINST       [ ] ABSTAIN

4. Approve the 2000 Annual Incentive Plan.

                  [ ] FOR        [ ] AGAINST       [ ] ABSTAIN

5. In their discretion, to act on any other matter or matters which may properly come before the meeting.

                                                  Dated: , 2000

                                                  ------------------------------

                                                  ------------------------------

                                                  ------------------------------
                                                           Signature(s)

                                                  Your signature to this Proxy
                                                  form should be exactly the
                                                  same as the name imprinted
                                                  hereon. Persons signing as
                                                  executors, administrators,
                                                  trustees or in similar
                                                  capacities should so indicate.
                                                  For joint accounts, the name
                                                  of each joint owner must be
                                                  signed.

      PLEASE DATE, SIGN AND RETURN PROMPTLY IN THE ACCOMPANYING ENVELOPE.